EXHIBIT 4.1

TENNESSEE VALLEY AUTHORITY
POWER BONDS

BASIC TENNESSEE VALLEY AUTHORITY POWER
BOND RESOLUTION
Adopted October 6, 1960

BASIC TENNESSEE VALLEY AUTHORITY
POWER BOND RESOLUTION

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BASIC TENNESSEE VALLEY AUTHORITY
POWER BOND RESOLUTION
     Whereas, Tennessee Valley Authority, a wholly-owned corporate agency and instrumentality of the United States of America created by and existing under the Tennessee Valley Authority Act of 1933, as amended, is empowered to issue and sell bonds to assist in financing its power program and has determined that it should authorize the issuance of such bonds from time to time;
     Now, Therefore, Be It Resolved by the Board of Directors of the Tennessee Valley Authority, as follows:
ARTICLE I
Definitions and Statutory Authority
     Section 1.1 Definitions. The following terms shall have the following meanings for the purposes of this Resolution:
     “Act” shall mean the Tennessee Valley Authority Act of 1933 [16 U.S.C. §§831-831dd (1958; Supp. I, 1959)] as heretofore and hereafter amended.
     “Corporation” shall mean the Tennessee Valley Authority.
     “Board” shall mean the Board of Directors of the Corporation.
     “Resolution” shall mean this resolution as from time to time amended in accordance with the terms hereof.
     “Supplemental Resolution” shall mean any resolution, as amended from time to time in accordance with the terms hereof, adopted by the Board for the issuance of any series of Bonds as hereinafter defined.
     “Power Program” shall mean all of the Corporation’s activities relating to the generation, acquisition, transmission, distribution, and disposition of power, and to the construction, acquisition, leasing, operation, maintenance, administration, disposition, and rental of properties which are used or held for use therefor, including multiple-purpose properties in the proportion that multiple-purpose costs are allocated to power, (hereinafter sometimes called “power properties”).
     “Gross Power Revenues” shall mean the gross revenues from the Corporation’s Power Program including, but without limitation, revenues from the disposition of power (including that used by the Corporation for con-

struction and in its nonpower programs), from rental of power properties, and from investment of funds derived from or pertaining to the Corporation’s Power Program.
     “Net Power Proceeds” shall mean the remainder of the Corporation’s Gross Power Revenues after deducting the costs of operating, maintaining, and administering its power properties and payments to States and counties in lieu of taxes, but before deducting depreciation accruals or other charges representing the amortization of capital expenditures, plus the net proceeds of the sale or other disposition of any power facility or interest therein.
     “Power Facility” shall mean any portion of the Corporation’s power properties which constitutes an operating unit or system.
     “Power Assets” or “Power System Assets” shall mean all objects and rights of value owned by the Corporation or entrusted to it as agent of the United States, which are derived from or pertain to its Power Program, including, but not by way of limitation, cash and temporary investments of cash; accounts and notes receivable; inventories of materials and supplies; land, structures, machinery, and equipment; and prepaid expenses or other costs incurred for the benefit of future operations.
     “Appropriation Investment” shall mean, in any fiscal year, that part of the Corporation’s total investment assigned to power as of the beginning of the fiscal year (including both completed plant and construction in progress) which has been provided from appropriations or by transfers of property from other United States Government agencies without reimbursement by the Corporation, less repayments of such appropriation investment made under the Act, under title II of the Government Corporations Appropriation Act, 1948 [61 Stat. 576-577 (1947)], or under other applicable legislation.
     “Evidences of Indebtedness” shall mean all bonds, notes, and other evidences of indebtedness issued by the Corporation pursuant to the Act to assist in financing its Power Program including any evidences of indebtedness resulting from borrowings from the United States Treasury, but not the Appropriation Investment.
     “Bonds” shall mean those Evidences of Indebtedness which are issued pursuant to Section 2.2 of this Resolution.
     “Bond Anticipation Obligations” shall mean those Evidences of Indebtedness which are issued pursuant to Section 2.4 of this Resolution.
     “Interim Obligations” shall mean Bond Anticipation Obligations issued to the Secretary of the Treasury.
     “Trustee” shall mean the trustee appointed pursuant to Section 4.1 of this Resolution and any successor Trustee.
     “Fiduciary” or “Fiduciaries” shall mean the Trustee, any paying agent or registrar, or any or all of them as may be appropriate.

     Section 1.2 Authority for the Resolution. The Resolution is adopted pursuant to the provisions of the Act.
ARTICLE II
General Terms and Provisions
     Section 2.1 Resolution to Constitute a Contract. In consideration of the purchase and acceptance of the Bonds by those who shall hold them from time to time, the Resolution shall constitute a contract between them and the Corporation. The covenants and agreements of the Corporation contained in the Resolution shall be for the equal benefit, protection, and security of all holders of Bonds. All Bonds, regardless of dates of issue or maturity, shall be of equal rank without preference or priority of any of the Bonds over any others thereof, except as may be provided pursuant to Section 2.6 of the Resolution.
     Section 2.2 Authorization and Issuance of Bonds. The Bonds are designated as “Tennessee Valley Authority Power Bonds.” The aggregate principal amount of Bonds which may be issued shall not be limited except as provided herein or in the Act. The Bonds shall be issued only to provide capital for the Corporation’s Power Program (including refunding any Evidences of Indebtedness issued for like purposes) and only as authorized by law at the time of issuance. They shall be payable as to both principal and interest solely from Net Power Proceeds and shall not be obligations of or guaranteed by the United States of America.
     Bonds may be issued from time to time in such series and shall contain such terms and conditions not inconsistent with this Resolution as the Corporation may determine and the Bonds of each series may be issued in one or more installments. The Bonds of each series shall be further authorized by Supplemental Resolution filed with the Trustee.
     Section 2.3 Application of Net Power Proceeds. Net Power Proceeds shall be applied, and the Corporation hereby specifically pledges them for application, first to payments due as interest on Bonds, on Bond Anticipation Obligations, and on any Evidences of Indebtedness issued pursuant to Section 2.5 which rank on a parity with Bonds as to interest; to payments of the principal due on Bonds for the payment of which other provisions have not been made; and to meeting requirements of sinking funds or other analogous funds under any Supplemental Resolutions. The remaining Net Power Proceeds shall be used only for:

     (a) Required interest payments on any Evidences of Indebtedness issued pursuant to Section 2.5 which do not rank on a parity with Bonds as to interest.
     (b) Required payments of or on account of principal of any Evidences of Indebtedness other than Bonds.
     (c) Minimum payments into the United States Treasury required by the Act in repayment of and as a return on the Appropriation Investment.
     (d) Investment in Power Assets, additional reductions of the Corporation’s capital obligations, and other lawful purposes related to the Power Program; provided, however, that payments into the United States Treasury in any fiscal year in reduction of the Appropriation Investment in addition to the minimum amounts required for such purpose by the Act may be made only if there is a net reduction during such year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes, and only to such extent that the percentage of aggregate reduction in the Appropriation Investment during such year does not exceed the percentage of net reduction during the year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes.
     Section 2.4 Bond Anticipation Obligations. The Corporation, having first adopted a Supplemental Resolution authorizing the issuance of a series of Bonds and pending such issuance, may issue Bond Anticipation Obligations and renewals thereof (including Interim Obligations to the Secretary of the Treasury) to be paid from the proceeds of such series of Bonds when issued or from other funds that may be available for that purpose.
     Section 2.5 Other Indebtedness. To assist in financing its Power Program the Corporation may issue Evidences of Indebtedness other than Bonds and Bond Anticipation Obligations, which may be payable out of Net Power Proceeds subject to the provisions of Section 2.3 hereof, but no such other Evidences of Indebtedness shall rank on a parity with or ahead of the Bonds as to payments on account of the principal thereof or rank ahead of the Bonds as to payments on account of the interest thereon.
     Section 2.6 Amortization. In the Supplemental Resolution establishing any series of Bonds, the Corporation in its discretion may provide for amortization with respect to such series. If it does so provide, it may in its discretion select a sinking fund of any type or any other method to effect such amortization.
     Section 2.7 Deposits and Investments. Subject to the provisions of any applicable Supplemental Resolution, the proceeds of any Bonds and other funds which derive from or pertain to the Corporation’s Power Pro- gram may be deposited in any Federal Reserve Bank or bank having membership in the Federal Reserve System, or may be invested in securities (including the Corporation’s own) in which the Corporation is authorized by law to invest such funds.
ARTICLE III
Specific Covenants of the Corporation
     Section 3.1 Payment of Bonds. The Corporation shall duly and punctually pay or cause to be paid from Net Power Proceeds (or at the option of the Corporation from the proceeds of refunding obligations or other funds legally available for that purpose) the principal and any applicable redemption premium of every Bond, and the interest thereon, in accordance with the provisions of the Bonds and any appurtenant coupons.
     Section 3.2 Rates and Charges. The Corporation shall fix, maintain, and collect rates for power sufficient to meet in each fiscal year the requirements of that portion of the present subsection (f) of section 15d of the Act which reads as follows:
The Corporation shall charge rates for power which will produce gross revenues sufficient to provide funds for operation, maintenance, and administration of its power system; payments to States and counties in lieu of taxes; debt service on outstanding bonds, including provision and maintenance of reserve funds and other funds established in connection therewith; payments to the Treasury as a return on the appropriation investment pursuant to subsection (e) hereof; payment to the Treasury of the repayment sums specified in subsection (e) hereof; and such additional margin as the Board may consider desirable for investment in power system assets, retirement of outstanding bonds in advance of maturity, additional reduction of appropriation investment, and other purposes connected with the Corporation’s power business, having due regard for the primary objectives of the Act, including the objective that power shall be sold at rates as low as are feasible. [73 Stat. 284 (1959)]

     For purposes of this Resolution, “debt service on outstanding bonds,” as used in the above provision of the Act, shall mean for any fiscal year the sum of all amounts required to be (a) paid during such fiscal year as interest on Evidences of Indebtedness, (b) accumulated in such fiscal year in any sinking or other analogous fund provided for in connection with any Evidences of Indebtedness, and (c) paid in such fiscal year on account of the principal of any Evidences of Indebtedness for the payment of which funds will not be available from sinking or other analogous funds, from the proceeds of refunding issues, or from other sources; provided, however, that for purposes of clause (c) of this definition Bond Anticipation Obligations and renewals thereof shall be deemed to mature in the proportions and at the times provided for paying or setting aside funds for the payment of the principal of the authorized Bonds in anticipation of the issuance of which such Bond Anticipation Obligations were issued.
     The rates for power fixed by the Corporation shall also be sufficient so that they would cover all requirements of the above-quoted provision of subsection (f) of section 15d of the Act if, in such requirements, there were substituted for “debt service on outstanding bonds” for any fiscal year the amount which if applied annually for 35 years would retire, with interest at the rates applicable thereto, the originally issued amounts of all series of Bonds and other Evidences of Indebtedness, any part of which was outstanding on July 1 of such year.
     Section 3.3 Protection of Bondholders’ Investment. The Corporation shall protect the investment of holders of Bonds in accordance with that portion of the present subsection (f) of section 15d of the Act which reads as follows:
In order to protect the investment of holders of the Corporation’s securities and the appropriation investment as defined in subsection (e) hereof, the Corporation, during each successive five-year period beginning with the five-year period which commences on July 1 of the first full fiscal year after the effective date of this section, shall apply net power proceeds either in reduction (directly or through payments into reserve or sinking funds) of its capital obligations, including bonds and the appropriation investment, or to reinvestment in power assets, at least to the extent of the combined amount of the aggregate of the depreciation accruals and other charges representing the amortization of capital expenditures applicable to its power properties plus the net proceeds realized from any disposition of power facilities in said period. [73 Stat. 284 (1959)]

     Section 3.4 Limitation on Issuance of Bonds. Each Supplemental Resolution authorizing the issuance of Bonds must contain a finding by the Board that Gross Power Revenues will be adequate to meet the requirements of Sections 3.2 and 3.3 hereof after the Bonds authorized thereby have been issued and any Evidences of Indebtedness to be refunded from the proceeds thereof have been refunded.
     The amount of Bonds outstanding may not be increased at any time unless, as evidenced by a certificate of the Comptroller of the Corporation filed with the Trustee, net power income (after interest expense and depreciation charges but before payments as a return on or in reduction of the Appropriation Investment) for the latest five fiscal years has aggregated at least $200,000,000, plus $15,000,000 for each 1/4 percent or major fraction thereof by which the average for those five years of the computed average interest rate payable by the United States Treasury upon its total marketable public obligations as of the beginning of each of such years has exceeded 3 1/4 percent.
     Section 3.5 Depreciation. The Corporation shall accrue, in accordance with a recognized method, annual amounts for depreciation of its power properties (except land and other nondepreciable property) which will amortize their original cost less anticipated net salvage value within their expected useful lives.
     Section 3.6 Operation and Maintenance. The Corporation shall at all times operate and maintain its power properties and conduct its power operations in a sound and economical manner. The Corporation will from time to time make, or cause to be made, all necessary and proper repairs, replacements, and renewals so that its power properties may be properly and advantageously operated.
     Section 3.7 Mortgaging and Disposal of Power Properties. The Corporation shall not mortgage any part of its power properties. It shall not dispose of all or any substantial portion of such properties unless provision is made for a continuance of the interest, principal, and sinking fund payments due and to become due on all outstanding Evidences of Indebtedness, or for the retirement of such Evidences of Indebtedness.
     Section 3.8 Records and Accounts. As required by the Act. the Corporation shall maintain complete accounts pertaining to its power properties and operations in accordance with the uniform system of accounting for public utilities as prescribed by the Federal Power Commission. Power revenues and expenses shall be segregated from other revenues and expenses of the Corporation, and other accounts pertaining to the Power Program shall be kept separate from all other accounts of the Corporation to the maximum extent practicable. The Corporation’s accounts shall be subject to inspection by the Trustee at all reasonable times. The Corporation’s accounts shall be audited annually by the Comptroller General of the United States or by a firm of certified public accountants of recognized standing or by both.
     Section 3.9 Reports. The Corporation shall prepare an annual report for each fiscal year which shall include statements showing in reasonable detail the financial position of the Corporation’s Power Program at the close of such fiscal year and the results of its power operations for such fiscal year. Such statements shall be accompanied by an expression of opinion by the Comptroller General or by a firm of certified public accountants. The Corporation shall also prepare interim quarterly reports which shall contain current summaries of power revenues and expenses. Copies of each annual report and each quarterly report shall be transmitted to the Trustee and made available by the Trustee to any holder of a Bond or Bonds upon request.
     Section 3.10 Covenant to Perform. The Corporation shall do, or cause to be done, all acts and things required to be done by or on behalf of the Corporation in the Resolution, the Bonds, or any Supplemental Resolution.
ARTICLE IV
The Trustee, Registrars, and Paying Agents
     Section 4.1 Trustee. Bankers Trust Company, New York, New York, is hereby appointed as Trustee, which Trustee shall signify its acceptance of the duties and obligations imposed upon it by the Resolution by executing and delivering to the Corporation a written acceptance thereof.
     Section 4.2 Registrars and Paying Agents. The Corporation shall designate and at all times maintain a registrar in the Borough of Manhattan, City and State of New York, at whose office Bonds may be registered, transferred, or exchanged. The Corporation shall also designate and at all times maintain a paying agent in said Borough of Manhattan, at whose office Bonds and coupons may be presented for payment. The Corporation, in its discretion and from time to time, may designate the Corporation itself, the Trustee, or any other party to act as registrar, paying agent, or both, terminate any such designations and substitute others, designate additional registrars or paying agents in the Borough of Manhattan or elsewhere, and designate different registrars or paying agents in connection with different series of Bonds. Any designated registrar or paying agent other than the Corporation shall signify its acceptance of its duties and obligations as such by delivering to the Corporation a written acceptance thereof, and may resign by written notice to the Corporation. Any resignation or removal of a registrar or paying agent shall become effective as provided in Section 4.8.
     Section 4.3 Responsibilities of Trustee. The duties and obligations of the Trustee shall be solely as expressly provided in the Resolution and Supplemental Resolutions, and no implied covenants or obligations shall be read into such Resolutions. The Trustee shall not be liable for any action taken in good faith upon the advice of counsel, which counsel may be counsel for the Corporation. Except as otherwise provided in the Resolution and in any Supplemental Resolution or in the Bonds, the Trustee may act in reliance upon any resolution or other document transmitted to it by the Corporation, if executed on behalf of the Corporation by any duly authorized representative of the Corporation.
     Section 4.4 Qualifications of Trustee. The Trustee and any successor Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States, or of any State, or of the District of Columbia, authorized under such laws to exercise corporate trust powers subject to supervision or examination by Federal, State, or District of Columbia authority, and having a combined capital and surplus of at least $25,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.4 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     Section 4.5 Resignation or Removal of Trustee. The Trustee may resign at any time upon written notice to the Corporation. The Corporation may, in its discretion, remove the Trustee at any time, except during the existence of an Event of Default as defined in Section 8.1, upon written notice to the Trustee. The Corporation shall remove the Trustee if so requested by the holders of more than half of the aggregate principal amount of the Bonds then outstanding, or if the Trustee shall cease to be eligible under the provisions of Section 4.4, or shall be adjudged a bankrupt or insolvent, or if a receiver, liquidator, or conservator of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs. Any resignation or removal of the Trustee shall become effective as provided in Section 4.8.
     Section 4.6 Appointment of Successor Trustee. If at any time the Trustee shall resign, or shall be removed, the Corporation shall promptly appoint a successor Trustee who shall acknowledge acceptance of such appointment in writing to the Corporation and to the predecessor Trustee. The Corporation shall publish notice of the succession of such Trustee at least once in each of two newspapers or financial journals which are published or of general circulation in the Borough of Manhattan in the City and State of New York. If a successor Trustee shall not have been appointed and the appointment accepted within 30 days after notice of resignation or removal of the Trustee, the resigning or removed Trustee or any bondholder may petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon appoint a successor Trustee after such notice, if any, as it may deem proper.
     Section 4.7 Merger, Conversion, or Consolidation of Trustee. Any corporation into which any Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which it shall be a party, or any corporation to which any Trustee may sell or transfer all or substantially all of its corporate trust business, shall be the successor to such Trustee without the execution or filing of any paper or the performance of any further act, provided such corporation meets the requirements of Section 4.4 of the Resolution. If it does not meet such requirements a successor Trustee shall be appointed in accordance with the procedure set out in Section 4.6.
     In the event of such merger, conversion, or consolidation any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver any Bonds which have been authenticated but not delivered and may authenticate, either in the name of any predecessor hereunder or in the name of the successor Trustee, any Bonds which have not been authenticated.
     Section 4.8 Succession of Fiduciaries. Any resignation or removal of the Trustee shall become effective upon acceptance of appointment by the successor Trustee pursuant to Section 4.6. Any resignation or removal of a registrar or paying agent shall become effective upon the acceptance of appointment by its successor, or, if no successor will be appointed, ten days after notice from the Corporation to that effect. Without any further act, deed, or conveyance, any successor shall become vested with all the rights, powers, duties, and obligations of its predecessor and with all moneys, funds, books, and other things held by its predecessor in its fiduciary capacity, and, upon written request by the Corporation or the successor Fiduciary, such predecessor shall, upon payment of any amounts then due it pursuant to the provisions of Section 4.9, take such action as may be reasonably required to transfer and deliver all such moneys, funds, books, and other things to such successor Fiduciary or the Corporation, as the case may be.
     Section 4.9 Compensation and Reimbursement. The Corporation shall pay, and the Fiduciaries appointed hereunder shall be entitled to receive, reasonable compensation (which shall not be subject to any provision of law with regard to the compensation of such Fiduciaries) and reimbursement of reasonable and proper expenses, disbursements, or advances, such compensation and reimbursement to be as agreed upon from time to time by the Corporation and the respective Fiduciaries.
     Section 4.10 Application of Funds. All moneys deposited with any paying agent pursuant to this Resolution or any Supplemental Resolution shall be held in trust and applied by it for the purposes for which such moneys have been deposited with it, but they need not be segregated from other funds except to the extent required by law. In the event that any holder of any Bond or coupon fails to present the Bond or coupon for payment within six years after maturity thereof or after any earlier date fixed for redemption thereof, as the case may be, the paying agent shall, upon demand, pay over to the Corporation any moneys theretofore deposited with it for the payment of such Bond or coupon and thereafter the holder of such Bond or coupon shall look only to the Corporation for payment thereof.
     Section 4.11 Holding of Bonds by Fiduciaries. Any Fiduciary may become the owner of Bonds and coupons with the same rights it would have if it were not a Fiduciary.
ARTICLE V
Redemption of Bonds
     Section 5.1 Authorization for Redemption. Bonds which so provide may be redeemed prior to maturity. Except as may be otherwise provided in the respective Supplemental Resolutions, the provisions of this Article V shall apply to such redemption.
     Section 5.2 Notice of Redemption. Notice of redemption of Bonds to be redeemed prior to maturity shall be given by the Trustee in accordance with directions of the Corporation, or by the Corporation directly if it so elects. Such notice shall specify the series, maturities, and interest rates of the Bonds to be redeemed, the redemption date, and the place or places where amounts due will be payable. If less than all of the Bonds of the same maturity of any series are to be redeemed, such notice shall specify the letters and numbers or other distinguishing marks of the Bonds to be redeemed, and, for any Bond to be redeemed in part only, the portion of the principal amount thereof to be redeemed. If the Bonds, or parts of Bonds, to be redeemed are selected by groups based on serial or assigned numbers which end in the same digit or the same two digits as herein provided, the notice may specify only the final digit or the final two digits as the case may be. Such notice shall further state that, on such redemption date, there shall become due and payable the redemption price of each of the Bonds (or portions of Bonds) so designated together with interest accrued to the redemption date, and that, from and after such date, interest thereon shall cease to accrue. Such notice shall be given in the manner prescribed by the respective Supplemental Resolutions authorizing the issuance of the series of which such Bonds are a part.
     Section 5.3 Redemption by Lot. If Bonds are to be redeemed by lot, the Corporation shall give the Trustee adequate notice in advance and the Trustee shall select by lot, in such manner as it shall deem appropriate and fair, Bonds or portions thereof to be redeemed. In making such selections the Trustee may draw the Bonds by lot (a) individually or (b) by one or more groups, the grouping for the purpose of such drawing to be by serial numbers (or, in the case of Bonds of a denomination of more than $1,000, by the numbers assigned thereto as herein provided) which end in the same digit or in the same two digits. In case, upon any drawing by groups, the total principal amount of Bonds drawn shall exceed the amount to be redeemed, the excess may be deducted from any group or groups so drawn in such manner as the Trustee may determine. The Trustee may in its discretion assign numbers to aliquot portions of Bonds and select part of any Bond for redemption. If there shall be selected for redemption less than all of a Bond, then upon the surrender of such Bond the Corporation shall execute, and the Trustee shall authenticate and deliver to the owner thereof without charge, Bonds of authorized denominations in principal amount equal to the unredeemed portion of the Bond so surrendered and of like series, maturity, and interest rate, which new Bonds shall, at the option of the owner, be either registered Bonds or coupon Bonds with all appurtenant unmatured coupons or, at the option of the owner, if such Bond is a registered Bond, the Trustee shall make or cause to be made thereon, without charge to such owner, a notation of the payment of the portion thereof so redeemed.

     Section 5.4 Payment on Redemption. The redemption prices of any Bonds or portions thereof called for redemption, together with interest accrued and unpaid to the designated redemption date, shall become due and payable on such redemption date. The amounts so due shall be paid upon presentation and surrender at the office or offices specified in such notice of the Bonds called for redemption, together with all appurtenant coupons maturing subsequent to the redemption date. All interest installments represented by coupons which shall have matured on or prior to the redemption date shall continue to be payable to the bearers of such coupons.
     If, on the redemption date, moneys for the redemption of all the Bonds to be redeemed, together with interest to the redemption date, shall be available therefor and, if notice of redemption shall have been given as required, interest on the Bonds so called for redemption shall cease to accrue or become payable from and after the redemption date, and any appurtenant coupons maturing subsequent to the redemption date shall be void in the hands of any and all parties.
ARTICLE VI
Form, Execution, Registration, Transfer, and Exchange of Bonds
     Section 6.1 Form, Execution, and Authentication. Bonds may be issued in such form not inconsistent with the Resolution or any applicable Supplemental Resolution and may be executed in such manner as the Corporation may determine and provide in the respective Supplemental Resolutions. Bonds shall contain a recital that they are issued pursuant to section 15d of the Act, and such recital shall be conclusive evidence of the regularity of the issuance and sale and of the validity of each Bond which is executed, authenticated, and delivered as provided below. The Bonds shall be negotiable instruments unless otherwise specified therein, subject, however, to the provisions for registration and transfer contained in the Resolution, any applicable Supplemental Resolution and the Bonds.
     Unless otherwise expressly provided in any Supplemental Resolution, the Bonds and any appurtenant coupons shall be executed in the name of the Corporation by one or more of its representatives duly authorized to do so at the time of such execution. The signatures may be manual or facsimile signatures. The corporate seal of the Corporation shall be impressed, imprinted, or otherwise reproduced on the Bonds. The Bonds of each series shall bear thereon a certificate of authentication, in the form set forth in the Supplemental Resolution authorizing such Bonds, executed manually by the Trustee, which authentication shall be conclusive evidence that the Bond has been duly executed. The Bonds and coupons so executed and authenticated shall be valid obligations of the Corporation upon delivery, whether or not the authority of the Corporation’s representative or representatives to execute the Bonds and coupons expires or otherwise terminates prior to delivery, and whether or not they were so authorized at the date of such Bonds or coupons.
     Pending the execution and delivery of definitive Bonds, the Corporation may execute and the Trustee shall authenticate and deliver at the principal office of the Trustee temporary Bonds in such form as the Corporation may prescribe which shall be exchangeable for definitive Bonds in accordance with their terms. Until such temporary Bonds are so exchanged, the rights of the holders thereof shall be the same as though they held the definitive Bonds.
     Section 6.2 Registration, Transfer, and Exchange of Bonds. Except as otherwise provided by Supplemental Resolution with respect to the Bonds of any series, the Bonds shall be transferred, registered, and exchanged as provided in, and subject to, the provisions of this Section 6.2. Bonds shall be registered and exchanged and registered Bonds shall be transferred at the offices of the registrar designated by the Corporation.
     (a) Transfer and Registration of Coupon Bonds. All coupon Bonds shall pass by delivery, unless registered other than to bearer as to principal. Any coupon Bond which so provides may be registered as to principal on the books kept at the offices of the registrar upon presentation thereof and the payment of any applicable fee under paragraph (d) of this Section 6.2, and such registration shall be noted on the Bond. After such registration, no transfer thereof shall be valid unless made on the books pursuant to a written instrument of transfer executed by the registered owner or by his attorney duly authorized in writing and similarly noted on such Bond ; but such Bond may be discharged from registration by being in like manner transferred to bearer, after which it shall again become transferable by delivery. Thereafter, such Bond may again, from time to time, be registered or discharged from registration in the same manner. Registration of any coupon Bond as to principal shall not affect the negotiability by delivery of the appurtenant coupons, and every such coupon shall continue to pass by delivery and shall remain payable to bearer.
     (b) Transfer and Registration of Registered Bonds. Each registered Bond shall be transferable at the request of the registered owner thereof in person or by his attorney duly authorized in writing, upon surrender thereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney. Upon the transfer of any such registered Bond, the Corporation shall issue in the name of the transferee a new registered Bond or Bonds, or, at the option of the transferee, authorized denominations of coupon Bonds with appropriate coupons attached, of the same aggregate principal amount, series, maturity, and interest rate as the surrendered Bond.
     (c) Interchangeability of Bonds. Coupon Bonds may, at the option of the holders, be exchanged for an equal aggregate principal amount in authorized denominations of registered Bonds of the same series, maturity, and interest rate upon surrender thereof, complete with all unmatured coupons.
     Registered Bonds may, at the option of the registered owners, and upon surrender thereof together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney, be exchanged for an equal aggregate principal amount in authorized denominations of coupon Bonds of the same series, maturity, and interest rate with appropriate coupons attached, or of registered Bonds in any other authorized denominations of the same series, maturity, and interest rate.
     (d) Cancellation and Fees for Exchanges and Transfers. All Bonds and coupons surrendered in any exchange or transfer shall forthwith be cancelled; provided, that coupon Bonds may at the option of the Trustee be held uncancelled for reissue in exchange for a like principal amount of registered Bonds of the same series, maturity, and interest rate. Except as otherwise provided in any Supplemental Resolution, for every registration, exchange, or transfer of Bonds (other than an exchange of temporary for definitive Bonds or an exchange made necessary by the redemption of part of a Bond) the Corporation or Fiduciary may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such registration, exchange, or transfer and, in addition, may charge a fee not exceeding the maximum amount fixed in the Supplemental Resolution authorizing such Bonds, which charge and fee shall be paid in advance by the person requesting such registration, exchange, or transfer.
     (e) Limitation on Time of Exchange or Transfer. Neither the Corporation nor any Fiduciary shall be obliged to make any exchange or transfer of Bonds of any series during the ten days next preceding an interest payment date on such Bonds, during the ten days next pre- ceding selection of Bonds of such series by lot for redemption, or at any time subsequent to the date of the first publication of notice of any proposed redemption of such Bonds.
     (f) Bonds Mutilated, Destroyed, Stolen, or Lost. In case any Bond shall become mutilated or be destroyed, stolen, or lost, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange and substitution therefore a new Bond (with appropriate coupons attached in the case of coupon Bonds) of like series, maturity, interest rate, and principal amount, upon the holder’s complying with such reasonable regulations as the Corporation may prescribe and paying such expenses as the Corporation and the Trustee may incur, and
     (1) in the case of a mutilated Bond, surrendering such Bond and all attached coupons, if any, which shall thereupon be cancelled; or
     (2) in all other cases, filing with the Corporation and the Trustee evidence satisfactory to them that such Bond and the attached coupons, if any, have been destroyed, stolen, or lost, together with proof of ownership thereof, and indemnity satisfactory to the Corporation and the Trustee.
ARTICLE VII
Modification of Resolutions and Outstanding Bonds
     Section 7.1 Amendments—Filing with Trustee. Subject to the conditions or restrictions contained in the Resolution, the Corporation at any time, and from time to time, may amend the Resolution, any Supplemental Resolutions, or any outstanding Bonds as provided in this Article VII. A certified copy of each amendatory resolution shall be filed with the Trustee.
     Section 7.2 Amendments without Bondholders’ Consent. The Corporation may amend the Resolution or any Supplemental Resolution for any one or more of the following purposes without obtaining the consent of the holders of any of the Bonds, but no such amendatory resolution shall be deemed to waive or modify any restriction or obligation imposed by this Resolution or any Supplemental Resolution upon the Corporation in respect of, or for the benefit of, any of the then outstanding Bonds :
     (a) To close the Resolution against the issuance of additional Bonds, or to restrict such issuance by imposing additional conditions and restrictions thereafter to be observed, whether applicable so long as any Bonds are outstanding or only so long as one or more specified series thereof are outstanding;
     (b) To add to the covenants and agreements of the Corporation contained in the Resolution other covenants and agreements thereafter to be observed, and to surrender any right, power, or privilege reserved to or conferred upon the Corporation by the Resolution, whether applicable so long as any Bonds are outstanding or only so long as one or more specified series thereof are outstanding;

     (c) To modify any of the provisions of the Resolution or of any Supplemental Resolution to release the Corporation from any of the obligations, covenants, agreements, limitations, conditions, or restrictions therein contained; provided, that no such modification or release shall be or become operative or effective with respect to Bonds of any series issued prior to the adoption of such amendatory resolution;
     (d) To cure or correct any defect, ambiguity, or inconsistency in the Resolution or in any Supplemental Resolution, or to make provisions in regard to matters or questions arising under the Resolution or any Supplemental Resolution, as may be necessary or desirable and not contrary to, or inconsistent with, the Resolution or such Supplemental Resolution. Any amendatory resolution adopted pursuant to this paragraph (d) shall become effective only upon the assent of the Trustee.
The Corporation may amend any Supplemental Resolution at any time prior to the actual sale of Bonds thereunder for any purposes and in any manner not inconsistent with the Resolution.
     Section 7.3 Amendments with Consent of Holders of 66 2/3 Percent of Bonds. Notwithstanding anything contained in Section 7.2, any modification or amendment of the Resolution, or of any Supplemental Resolution, or of the respective rights and obligations of the Corporation and of the holders of the Bonds, in any particular, may be made by an amendatory resolution of the Corporation with the written consent, given as hereinafter provided in this section, of the holders of at least 66 2/3 percent in principal amount of the outstanding Bonds to which the modification or amendment applies; provided, however, that no such modification or amendment shall permit a change in the maturity of the principal of any Bond, or of any installment of interest thereon, or a reduction in the principal amount thereof, or any redemption premium thereon, or the rate of interest thereon, or the percentage in principal amount of outstanding Bonds the holders of which are required to give any such consent, without the consent of the holder of such Bond.
     Such amendatory resolution shall become effective as soon as there shall have been filed with the Trustee the written consents of the holders of the percentage of outstanding Bonds specified in this section. Each such consent with respect to Bonds transferable by delivery shall be effective only if accompanied by proof of the holding of such Bonds for which such consent is given, which proof may be such as is permitted by Section 9.1.
     Promptly after receipt of such required written consents, the Trustee shall publish a notice setting forth in general terms the substance of such amendatory resolution at least once in a newspaper or financial journal published or of general circulation in the Borough of Manhattan, City and

State of New York, but any failure to publish such notice or any defect therein shall not impair or affect the validity of any such amendatory resolution.
     Section 7.4 Amendments with Unanimous Consent. Notwithstanding anything in Sections 7.2 and 7.3, the rights and obligations of the Corporation and of the holders of the Bonds and coupons, and the terms and provisions of the Bonds, the Resolution, or any Supplemental Resolution may be modified or amended in any respect by amendatory resolution with the consent of the holders of all of the then outstanding Bonds which would be affected by such modification or amendment, such consent to be given in the same manner as that provided for in Section 7.3.
     Section 7.5 Exclusion of Bonds Held by Corporation. Bonds owned or held by or for the account of the Corporation shall not be deemed outstanding for the purpose of any consent or other action, or any calculation of outstanding Bonds provided for in this Article, and the holders thereof shall not be entitled to consent or take any other action provided for in this Article.
ARTICLE VIII
Remedies on Default
     Section 8.1 Events of Default. Any of the following shall be deemed an Event of Default hereunder:
     (a) Default in the payment of the principal or redemption price of any Bond when due and payable at maturity, by call for redemption, or otherwise;
     (b) Default in the payment of any installment of interest on any Bond for more than 30 days after it becomes due and payable;
     (c) Failure of the Corporation duly to perform any other of the covenants, conditions, or agreements contained in the Bonds, or in the Resolution or any Supplemental Resolution, for a period of 90 days after written notice specifying such failure has been given to the Corporation by the Trustee, or to the Corporation and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the then outstanding Bonds.
     Upon any such Event of Default, the Trustee or the holders of Bonds may proceed to protect and enforce their respective rights, subject to and in accordance with the provisions of Section 8.2.

     Section 8.2 Remedies. Subject to the restrictions hereinafter stated, the Trustee shall have the right and power to institute an action at law or proceeding in equity against the Corporation whenever an Event of Default exists, for any or all of the following purposes:
     (a) To enforce the Corporation’s covenants and agreements with the holders of Bonds;
     (b) To enjoin any acts and things which are in violation of the rights of the holders of Bonds;
     (c) To protect and enforce the rights of the holders of the Bonds and of the Trustee.
     The Trustee shall have no right to bring any such action or proceeding against the Corporation unless the Trustee shall have previously determined in good faith that there exists, and has given the Corporation written notice of, an Event of Default, and the Corporation has had a reasonable opportunity to take appropriate corrective action with respect thereto and has failed or refused to do so. All rights of action under the Resolution may be enforced by the Trustee without the production of any of the Bonds or coupons in any trial or other proceeding relating thereto, and any such action or proceeding instituted by the Trustee shall be brought in its name as trustee of an express trust, and any recovery of judgment shall be for the benefit of the holders of the Bonds and coupons.
     Except for an action on the Bonds solely to enforce payment of interest or principal or redemption price overdue and unpaid, no holder of any Bond shall have the right to bring any judicial proceeding against the Corporation for enforcement of any provision of the Resolution or any Supplemental Resolution, or for any remedy, unless such holder shall have previously given the Corporation and the Trustee written notice of the existence of an Event of Default, and the holders of at least twenty-five percent in aggregate principal amount of the then outstanding Bonds, or their duly authorized representative or representatives, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for at least 120 days after receipt of such notice, request, and offer of indemnity, shall have failed to institute such proceeding, and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the next to the last paragraph of this Section 8.2, it being understood and intended that no one or more of the holders of the Bonds or coupons shall have any right by his own action to affect, disturb, or prejudice the security for the Bonds authorized by the

Resolution, and that any proceedings to enforce any provision of the Resolution shall be for the benefit of the holders of the Bonds.
     Anything to the contrary notwithstanding contained in this section, each holder of any Bond by his acceptance thereof shall be deemed to have agreed that any court in its discretion may require, in any suit for the enforcement of any right or remedy under the Resolution or any Supplemental Resolution, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the reasonable costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in any such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this paragraph shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder, or group of bondholders, holding at least twenty-five percent in aggregate principal amount of the Bonds outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond on or after the due date expressed in such Bond.
     The holders of a majority in aggregate principal amount of the Bonds at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The holders of a majority in aggregate principal amount of the Bonds at the time outstanding may, on behalf of the holders of all of the Bonds, waive any default hereunder and its consequences, except a default in the payment of the principal of, any redemption premium applicable to or interest on any of the Bonds. In the case of any such waiver, the Corporation, the Trustee, and the holders of the Bonds shall be restored to their former positions and rights hereunder, respectively.
     No waiver of any default or breach of duty or contract by the Trustee, or by any holder of the Bonds, shall extend to or affect any subsequent default or breach of duty or contract, nor impair rights or remedies thereon. No delay or omission by the Trustee or by any holder of Bonds to exercise any right or power accruing upon any default shall impair any such right or power, nor be construed to be a waiver of any such default or acquiescence therein.
ARTICLE IX
Miscellaneous Provisions
     Section 9.1 Proof of Action by Bondholders. Any request, consent, or other instrument, by or on behalf of a holder of Bonds, required or permitted to be delivered to the Corporation or the Trustee hereunder, as the case may be, shall be in writing, and shall be executed by such bondholder in person or by his attorney or agent appointed in writing for that purpose or, in the case of coupon Bonds, by any bank, trust company, or other depository of such Bonds. Proof of the execution thereof, or of any instrument appointing any such attorney or agent, and of the holding and ownership of Bonds, shall be sufficient for any of the purposes of this Resolution, and shall be conclusive in favor of the Corporation and the Trustee with regard to any action taken by either or both of them under such request, consent, or other instrument, if made in the following manner and in such form as shall be satisfactory to the Corporation or the Trustee, as the case may be:
     (a) The fact and date of the execution of any such request, consent, or other instrument by any bondholder or his agent or attorney, and of any instrument appointing any such attorney or agent, may be proved by delivery of a certificate, which need not be acknowledged or verified, of an officer of any bank, trust company, or other depository, or of any notary public, or other officer authorized to take acknowledgments.
     (b) The fact of the holding of Bonds transferable by delivery, the amounts and numbers thereof, and the date of such holding may be proved by a certificate executed by an officer of any bank, trust company, or other depository, showing that on the date therein mentioned there was on deposit with or exhibited to such bank, trust company, or other depository the Bonds described in such certificate. The holding by the person named in any such certificate of any Bond specified therein shall be presumed to continue unless (1) another certificate bearing a later date issued in respect of the same Bond shall be produced, or (2) the Bond specified in such certificate shall be produced by some other person, or (3) the Bond specified in such certificate shall then be registered as to principal or shall have been surrendered in exchange for another Bond or Bonds.
     (c) The ownership of registered Bonds shall be proved by the registration of such ownership with the registrar.
     The Corporation or the Trustee, as the case may be, may nevertheless in its discretion accept such other proof as it may deem satisfactory or require additional proof whenever it deems such proof desirable.
     Any notice to the contrary notwithstanding, the Corporation and any Fiduciary may, at the option of the Corporation, treat the following persons as the absolute owners of Bonds or coupons for the purpose of paying principal or interest and for all other purposes whatsoever:

     (a) In the case of Bonds not registered as to principal and the coupons of any coupon Bonds, the person or persons in possession of such Bonds or coupons;
     (b) In the case of registered Bonds and coupon Bonds registered as to principal, the person or persons in whose names such Bonds are registered.
     Any request, consent, or other instrument of the owner of any Bond shall bind all future owners of such Bond.
     Section 9.2 Outstanding Bonds. In determining the amount of Bonds outstanding as of any time, there shall not be included matured Bonds, Bonds called for redemption, or any other Bonds with respect to which sufficient funds have been deposited in trust with a Fiduciary for payment of the interest thereon and the principal thereof when due (irrespective of whether any of such funds have been later returned to the Corporation pursuant to subparagraph (b) of Section 9.4 hereof), or Bonds destroyed, stolen, or lost for which new Bonds have been issued pursuant to subparagraph (f) of Section 6.2.
     Section 9.3 No Personal Liability on Bonds. The covenants and agreements of the Corporation shall not be deemed to be obligations of any present or future member of the Board of Directors, officer, agent, employee, or other representative of the Corporation in his individual capacity. No representative executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issue thereof.
     Section 9.4 Satisfaction and Discharge. The Corporation’s obligations as to each series of Bonds under the Resolution, the Supplemental Resolutions, and the Bonds shall be fully discharged and satisfied when payment of the principal and any applicable redemption premiums on all outstanding Bonds of such series, plus interest thereon, to the respective dates of payment
     (a) shall have been made in accordance with the terms thereof; or
     (b) shall have been provided for by depositing, or otherwise making available, sufficient funds for such purpose at the offices of a Fiduciary in irrevocable trust for a period extending six years beyond the respective maturity or redemption dates of the Bonds, at the end of which period any funds not used for such purpose shall be returned to the Corporation, and thereafter the holder of any of such Bonds remaining unpaid shall look only to the Corporation for payment thereof; provided, that, with regard to Bonds called or to be called for redemption, the Corporation shall have duly given notice of redemption or made provision for such notice; and provided further, that, with respect to Bonds which are not to mature within 30 days and which are not called or to be called for redemption prior to maturity, the Corporation shall have published or made provision for the publication, at least twice not less than six days apart, in a newspaper or financial journal published or of general circulation in the Borough of Manhattan, City and State of New York, of a notice to the bondholders that moneys have been, made available for such payment.
     Section 9.5 Severability of Invalid Provision. If any covenants or agreements in the Resolution should be contrary to law, they shall be deemed separable from the remaining covenants and agreements, and shall in no way affect the validity of the other provisions of the Resolution.
     Section 9.6 Parties in Interest. Nothing in the Resolution expressed or implied shall be construed to confer upon any person or corporation, other than the Corporation, the Fiduciaries, and the holders of the Bonds and appurtenant coupons, any right, remedy, or claim under or by reason of the Resolution or any Supplemental Resolution, and all the provisions thereof shall be for the sole and exclusive benefit of the Corporation, the Fiduciaries, and such holders of Bonds.

TENNESSEE VALEY AUTHORITY
POWER BONDS
AMENDATORY RESOLUTION TO BASIC TENNESSEE VALLEY
AUTHORITY POWER BOND RESOLUTION
Adopted September 28, 1976, pursuant
to the Basic Tennessee Valley Authority Power
Bond Resolution adopted October 6, 1960
     WHEREAS, on October 6, 1960, the Tennessee Valley Authority adopted a Basic Tennessee Valley Authority Power Bond Resolution (the terms which are defined therein having the same meanings in this Amendatory Resolution) and subsequent thereto has, as to each issue of bonds under the Resolution, adopted a Supplemental Resolution as provided in Section 2.2 of the Resolution; and
     WHEREAS, Section 3.3 of the Resolution incorporates the second sentence of subsection (f) of Section 15d of the Act as then existing which requires application of net power proceeds to specific purposes during each successive five-year period commencing on July 1, 1960; and
     WHEREAS, Public Law 93-344 changed the fiscal year of the Federal Government from a July-June cycle to an October-September cycle, to take effect as of October 1, 1976; and
     WHEREAS, Public Law 94-273 made changes in existing statutes to make them conform to the new fiscal year dates; and
     WHEREAS, Public Law 94-273 amended the Act and, among other things, added the following after the second sentence of subsection (f) of Section 15d of the Act: “As of October 1, 1975, the five-year periods described herein shall be computed as beginning on October 1 of that year and of each fifth year thereafter”; and
     WHEREAS, consistent with the previous July-June fiscal year cycle, the last paragraph of Section 3.2 of the Resolution provides for a rate test calculation based on all Bonds and other Evidences of Indebtedness “outstanding on July 1,” the first day of the fiscal year; and
     WHEREAS, Section 7.2 of the Resolution provides that the Resolution may be amended “To cure or correct any defect, ambiguity, or inconsistency in the Resolution or in any Supplemental Resolution, or to make provisions in regard to matters or questions arising under the Resolution or any Supplemental Resolution, as may be necessary or desirable and not contrary to, or inconsistent with, the Resolution or such Supplemental Resolution” such Amendatory Resolution to become effective upon the assent of the Trustee appointed pursuant to the Resolution; and
     WHEREAS, the Board now finds that the investment of holders of Bonds will be fully protected by beginning the latest five-year period described in the second sentence of subsection(f) of Section l5d of the Act on October 1, 1975, as that subsection was amended to presently read by Public Law 94-273, and by basing the rate test calculation provided for in the last paragraph of Section 3.2 of the Resolution on the Bonds and other Evidences of Indebtedness outstanding on October 1, the first day of the new Federal fiscal year cycle;
     NOW, THEREFORE, BE IT RESOLVED by the Board of Directors of the Tennessee Valley Authority that the Basic Tennessee Valley Authority Power Bond Resolution is hereby amended by adding the following as the concluding sentence in Section 3.3:
Consistent with the change in the date of the fiscal year for the Federal Government and the conforming changes made in the Tennessee Valley Authority Act, as of October 1, 1975, the five-year periods described in this Section shall be computed as beginning on October 1 of that year and of each fifth year thereafter.
and by changing the date “July 1” to “October 1” in the last paragraph of Section 3.2.
TRUSTEE’S ASSENT
     The Trustee hereby assents to this Amendatory Resolution.

BANKERS TRUST COMPANY

Trustee

By	/s/ James Flink

Authorized Officer

TENNESSEE VALLEY AUTHORITY
POWER BONDS
SECOND AMENDATORY RESOLUTION TO BASIC TENNESSEE
VALLEY AUTHORITY POWER BOND RESOLUTION
Adopted October 17, 1989, pursuant
to the Basic Tennessee Valley Authority Power
Bond Resolution adopted October 6, 1960
     WHEREAS, on October 6, 1960, the Tennessee Valley Authority adopted a Basic Tennessee Valley Authority Power Bond Resolution (the terms which are defined therein having the same meanings in this Amendatory Resolution to the extent not inconsistent herewith); and
     WHEREAS, it has been determined that it would be in the interest of the Corporation, and thus the ratepayers in the region served by the Corporation, to make certain of its Evidences of Indebtedness available to purchasers through the book-entry system of the Federal Reserve Banks; and
     WHEREAS, the provisions of the Resolution only relate to the issuance of certificated Bonds; and
     WHEREAS, Section 7.2 of the Resolution provides that the Resolution may be amended to “modify any of the provisions of the Resolution or of any Supplemental Resolution to release the Corporation from any of the obligations, covenants, agreements, limitations, conditions, or restrictions therein contained; provided, that no such modification or release shall be or become operative or effective with respect to Bonds of any series issued prior to the adoption of such amendatory resolution” and “add to the covenants and agreements of the Corporation contained in the Resolution other covenants and agreements thereafter to be observed, and to surrender any right, power, or privilege reserved to or conferred upon the Corporation by the Resolution, whether applicable so long as any Bonds are outstanding or only so long as one or more specified series thereof are outstanding”; and

     WHEREAS, the Board now finds that amendments to the Resolution, whereby Bonds issued hereafter (which so provide) may be made available through the book-entry system of the Federal Reserve Banks, will not be operative or effective with respect to Bonds issued prior to the adoption of this Amendatory Resolution and will not waive or modify any restriction or obligation imposed by the Resolution or any Supplemental Resolution for the benefit of any outstanding Bonds;
     BE IT RESOLVED by the Board of Directors of the Tennessee Valley Authority that the Basic Tennessee Valley Authority Power Bond Resolution is hereby amended as follows:
     SECTION A.1. Addition of Definition of “Book-Entry Procedures” to Section l.l of the Resolution. Section l.l of the Resolution is hereby amended by the addition of a definition of “Book-Entry Procedures” immediately following the definition of “Fiduciary” which shall read in its entirety as follows:
“Book-Entry Procedures” shall mean the procedures established in or pursuant to such regulations as are adopted, and as may thereafter be amended, by the Board for addition as part 1314 to Chapter 18 of the Code of Federal Regulations, and shall include the procedures contained in any Fiscal Agency Agreement between the Corporation and the Federal Reserve Banks, as such may thereafter be amended, and any other similar or related agreement (none of which shall affect the rights and duties of the Trustee without its consent).
     SECTION A.2. Addition of Definition of “Book-Entry Bond” to Section 1.1 of the Resolution. Section 1.1 of the Resolution is hereby amended by the addition of a definition of “Book-Entry Bond” immediately following the definition of “Book-Entry Procedures” which shall read in its entirety as follows:
“Book-Entry Bond” shall mean any Bond issued pursuant to a Supplemental Resolution which provides that the Book-Entry Procedures are to be applicable thereto.
     SECTION A.3. Addition of Definition of “Fiscal Agent” to Section 1.1 of the Resolution. Section 1.1 of the Resolution is hereby amended by the addition of a definition of “Fiscal Agent” immediately following the definition of “Book-Entry Bond” which shall read in its entirety as follows:

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“Fiscal Agent” shall mean the entity or entities at any time designated as such with respect to any Book-Entry Bonds pursuant to a Supplemental Resolution.
     SECTION A.4. Amendment of Section 4.2 of the Resolution. Section 4.2 of the Resolution is hereby amended by the addition, at the end thereof, of a new paragraph which shall read in its entirety as follows:
Notwithstanding anything in this Section 4.2 or elsewhere in the Resolution, with respect to any Book-Entry Bonds, the Fiscal Agent shall act as the registrar and paying agent and shall perform its duties as such in accordance with the Book-Entry Procedures; provided, that the Fiscal Agent shall not be considered a Fiduciary for any purpose of the Resolution.
     SECTION A.5. Addition of New Section 5.5 to the Resolution. Article V of the Resolution is hereby amended by the addition of a new Section 5.5 which shall read in its entirety as follows:
     SECTION 5.5 Redemption of Book-Entry Bonds. Notwithstanding anything in this Article V or elsewhere in the Resolution, redemptions of Book-Entry Bonds shall be conducted in accordance with the Book-Entry Procedures and any Supplemental Resolution governing the Book-Entry Bonds.
     SECTION A.6. Amendment of Section 6.1 of the Resolution. Section 6.1 of the Resolution is hereby amended by the addition, at the end thereof, of a new paragraph which shall read in its entirety as follows:
Notwithstanding anything in this Section 6.1 or elsewhere in the Resolution, Book-Entry Bonds may be issued pursuant to the Book-Entry Procedures without the need of any physical evidence of such Book-Entry Bonds. The Corporation shall not cause any series of Book-Entry Bonds to be issued unless the Fiscal Agent and the Corporation shall have received a certificate from the Trustee stating that the Trustee has received the Supplemental Resolution authorizing such series of Bonds and the certificates and other instruments required by the Resolution to be delivered in connection therewith. Delivery of such certificate shall be the only action required by the Trustee in connection with the issuance of any series of

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Book-Entry Bonds. Book-entry Bonds shall be deemed to contain a recital that they are issued pursuant to Section 15d of the Act.
     SECTION A.7. Amendment of Section 6.2 of the Resolution. Section 6.2 of the Resolution is hereby amended by the addition, at the end thereof, of a new paragraph which shall read in its entirety as follows:
Notwithstanding anything in this Section 6.2 or elsewhere in the Resolution, with respect to Book-Entry Bonds, the Book-Entry Procedures shall, where applicable, govern the type of matters set forth in this Section 6.2.
     SECTION A.8. Amendment of Section 9.1 of the Resolution. Section 9.1 of the Resolution is hereby amended by the addition of a new item (d) under the first paragraph which item (d) shall read in its entirety as follows:
     (d) The fact of the holding of Book-Entry Bonds shall be determined by reference to the records of the Fiscal Agent therefor, and in accordance with any applicable provisions of the Book-Entry Procedures.
and by the addition of a new item (c) under the third paragraph which item (c) shall read in its entirety as follows:
     (c) In the case of Book-Entry Bonds, the holders (as such term is described in Section 9.9) of such Bonds as reflected on the records of the Fiscal Agent therefor in accordance with any applicable provisions of the Book-Entry Procedures.
     SECTION A.9. Addition of New Section 9.7 to the Resolution. Article IX of the Resolution is hereby amended by the addition of a new Section 9.7 which shall read in its entirety as follows:
     SECTION 9.7 Authority of the Trustee. The Trustee is authorized (i) to examine, at reasonable times, the records of each Fiscal Agent with respect to Book-Entry Bonds and (ii) to request of each Fiscal Agent other information in respect of Book-Entry Bonds, in each case to the extent reasonably deemed necessary by the Trustee for the performance of its duties under the Resolution. The Trustee shall be entitled to rely upon any such records and information as conclusive evidence of the matters contained therein.

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     SECTION A.10. Addition of New Section 9.8 to the Resolution. Article IX of the Resolution is hereby amended by the addition of a new Section 9.8 which shall read in its entirety as follows:
     SECTION 9.8 Inconsistency of Provisions. In the event of any inconsistency or conflict between the Book-Entry Procedures and the provisions of the Resolution, the Book-Entry Procedures shall supercede the provisions of the Resolution with respect to Book-Entry Bonds to the extent such would not materially and adversely affect the rights of holders of Bonds.
     SECTION A.11. Addition of New Section 9.9 to the Resolution. Article IX of the Resolution is hereby amended by the addition of a new Section 9.9 which shall read in its entirety as follows:
     SECTION 9.9 Holders of Book-Entry Bonds. With respect to Book-Entry Bonds, only depository institutions (as such term is defined in the Book-Entry Procedures) may be “holders” or “bondholders” as those terms are used in the Resolution.
     SECTION A.12. Addition of New Section 9.10 to the Resolution. Article IX of the Resolution is hereby amended by the addition of a new Section 9.10 which shall read in its entirety as follows:
     SECTION 9.10 Book-Entry Bonds Deemed to Incorporate Provisions of Resolution. With respect to any Book-Entry Bond, whenever reference is made in the Resolution or in any Supplemental Resolution to (a) the terms and conditions contained in the Bonds, (b) the provisions of the Bonds, (c) the covenants, conditions, or agreements contained in the Bonds, or (d) any similar phrase, such Book-Entry Bond shall be deemed to incorporate therein all of the terms, conditions, provisions, covenants, and agreements applicable thereto set forth in the Supplemental Resolution authorizing such Bond.

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TENNESSEE VALLEY AUTHORITY
POWER BONDS
THIRD AMENDATORY RESOLUTION TO BASIC TENNESSEE
VALLEY AUTHORITY POWER BOND RESOLUTION
Adopted October 17, 1989, pursuant
to the Basic Tennessee Valley Authority Power
Bond Resolution adopted October 6, 1960
     WHEREAS, on October 6, 1960, the Tennessee Valley Authority adopted a Basic Tennessee Valley Authority Power Bond Resolution (the terms which are defined therein having the same meaning in this Amendatory Resolution to the extent not inconsistent herewith); and
     WHEREAS, it has been determined, particularly in view of (i) the Corporation’s Bonds being traded in the Agency Market and (ii) the decision to make Evidences of Indebtedness available to purchasers through the book-entry system of the Federal Reserve Banks, that it would be in the interest of the Corporation, and thus the ratepayers in the region served by the Corporation, to provide, effective at a future time, for the deletion from the Resolution of the requirement that a trustee serve thereunder; and
     WHEREAS, Section 7.2 of the Resolution provides that the Resolution may be amended to “modify any of the provisions of the Resolution or of any Supplemental Resolution to release the Corporation from any of the obligations, covenants, agreements, limitations, conditions, or restrictions therein contained; provided, that no such modification or release shall be or become operative or effective with respect to Bonds of any series issued prior to the adoption of such amendatory resolution”; and
     WHEREAS, Section 7.3 of the Resolution provides that “any modification or amendment of the Resolution, or of any Supplemental Resolution, or of the respective rights and obligations of the Corporation and of the holders of the Bonds, in any particular, may be made by an amendatory resolution of the Corporation with the written consent, given as hereinafter provided in this section, of the holders of at least 66 2/3 percent in principal amount of the outstanding Bonds to which the modification or amendment applies”; and
     WHEREAS, the Board has determined that the amendments to the Resolution contained herein shall not take effect until such time as either (i) all Bonds issued prior to the adoption of this Amendatory Resolution cease to be outstanding or (ii) the holders of all Bonds issued prior to the adoption of this Amendatory Resolution, and that are then outstanding, consent in writing to such amendments in the manner provided in Section 7.3 of the Resolution;
     NOW, THEREFORE, BE IT RESOLVED by the Board of Directors of the Tennessee Valley Authority as follows:
     SECTION A.1. Amendment and Restatement of Resolution. Notwithstanding anything to the contrary contained in Article VII of the Resolution, from and after the earlier of (i) the date on which all Bonds issued prior to the adoption of this Amendatory Resolution cease to be outstanding or (ii) the date on which the holders of all Bonds issued prior to the adoption of this Amendatory Resolution, and that are then outstanding, consent in writing to the provisions hereof in the manner provided in Section 7.3 of the Resolution, this amendment to and restatement of the Resolution shall become effective, and the Resolution shall read in all respects as set forth below, except as the same may be further amended. In furtherance of the foregoing, the Corporation hereby covenants with the holders of the Bonds that the Corporation shall not seek the consent of the Federal Financing Bank (the “FFB”), as holder of Bonds, to the amendments to the Resolution set forth herein until the earlier of (i) the date on which all Bonds issued prior to the date of adoption of this Amendatory Resolution, other than those owned by the FFB, cease to be outstanding or (ii) the date on which the holders of all Bonds issued prior to the adoption of this Amendatory Resolution, and that are then outstanding, other than those owned by the FFB, consent in writing to the provisions hereof in the manner provided in Section 7.3 of the Resolution.
     Upon satisfaction of the conditions hereinabove stated, the Resolution shall be restated as follows and, as restated, shall thereafter be applicable with respect to Evidences of Indebtedness:
BASIC TENNESSEE VALLEY AUTHORITY
POWER BOND RESOLUTION
     WHEREAS, Tennessee Valley Authority, a wholly-owned corporate agency and instrumentality of the United States of America created by and existing under the Tennessee Valley Authority Act of 1933, as amended, is empowered to issue and sell bonds to assist in financing its power program and has determined that it should authorize the issuance of such bonds from time to time;
     NOW, THEREFORE, BE IT RESOLVED by the Board of Directors of the Tennessee Valley Authority, as follows:

ARTICLE I
DEFINITIONS AND STATUTORY AUTHORITY
     SECTION 1.1. Definitions. The following terms shall have the following meanings for the purposes of this Resolution:
     “Act” shall mean the Tennessee Valley Authority Act of 1933 [16 U.S.C. § § 831-831dd (1988)] as heretofore and hereafter amended.
     “Appropriation Investment” shall mean, in any fiscal year, that part of the Corporation’s total investment assigned to power as of the beginning of the fiscal year (including both completed plant and construction in progress) which has been provided from appropriations or by transfers of property from other United States Government agencies without reimbursement by the Corporation, less repayments of such appropriation investment made under the Act, under title II of the Government Corporations Appropriation Act, 1948 [61 Stat. 576-577 (1947)], or under other applicable legislation.
     “Board” shall mean the Board of Directors of the Corporation.
     “Bond Anticipation Obligations” shall mean those Evidences of Indebtedness which are issued pursuant to Section 2.4 of this Resolution.
     “Bonds” shall mean those Evidences of Indebtedness which are issued pursuant to Section 2.2 of this Resolution.
     “Book-Entry Bond” shall mean any Bond issued pursuant to a Supplemental Resolution which provides that the Book-Entry Procedures are to be applicable thereto.
     “Book-Entry Procedures” shall mean the procedures established in or pursuant to such regulations as are adopted, and as may thereafter be amended, by the Board for addition as part 1314 to Chapter 18 of the Code of Federal Regulations, and shall include the procedures contained in any Fiscal Agency Agreement between the Corporation and the Federal Reserve Banks, as such may thereafter be amended, or any other similar or related agreement.

     “Certificated Bond” shall mean any Bond that is not a Book-Entry Bond.
     “Corporation” shall mean the Tennessee Valley Authority.
     “Evidences of Indebtedness” shall mean all bonds, notes, and other evidences of indebtedness issued by the Corporation pursuant to the Act to assist in financing its Power Program including any evidences of indebtedness resulting from borrowings from the United States Treasury, but not the Appropriation Investment.
     “Fiscal Agent” shall mean the entity or entities at any time designated as such with respect to any Book-Entry Bonds pursuant to a Supplemental Resolution.
     “Gross Power Revenues” shall mean the gross revenues from the Corporation’s Power Program including, but without limitation, revenues from the disposition of power (including that used by the Corporation for construction and in its nonpower programs), from rental of power properties, and from investment of funds derived from or pertaining to the Corporation’s Power Program.
     “Interim Obligations” shall mean Bond Anticipation Obligations issued to the Secretary of the Treasury.
     “Net Power Proceeds” shall mean the remainder of the Corporation’s Gross Power Revenues after deducting the costs of operating, maintaining, and administering its power properties and payments to States and counties in lieu of taxes, but before deducting depreciation accruals or other charges representing the amortization of capital expenditures, plus the net proceeds of the sale or other disposition of any power facility or interest therein.
     “Power Assets” or “Power System Assets” shall mean all objects and rights of value owned by the Corporation or entrusted to it as agent of the United states, which are derived from or pertain to its Power Program, including, but not by way of limitation, cash and temporary investments of cash; accounts and notes receivable; inventories of materials and supplies; land, structures, machinery, and equipment; and prepaid expenses or other costs incurred for the benefit of future operations.

     “Power Facility” shall mean any portion of the Corporation’s power properties which constitutes an operating unit or system.
     “Power Program” shall mean all of the Corporation’s activities relating to the generation, acquisition, transmission, distribution, and disposition of power, and to the construction, acquisition, leasing, operation, maintenance, administration, disposition, and rental of properties which are used or held for use therefor, including multiple-purpose properties in the proportion that multiple-purpose costs are allocated to power, (hereinafter sometimes called “power properties”).
     “Resolution” shall mean this resolution as from time to time amended in accordance with the terms hereof.
     “Supplemental Resolution” shall mean any resolution, as amended from time to time in accordance with the terms hereof, adopted by the Board for the issuance of any series of Bonds as hereinafter defined.
     SECTION 1.2. Authority for the Resolution. The Resolution is adopted pursuant to the provisions of the Act.
ARTICLE II
GENERAL TERMS AND PROVISIONS
     SECTION 2.1. Resolution to Constitute a Contract. In consideration of the purchase and acceptance of the Bonds by those who shall hold them from time to time, the Resolution shall constitute a contract between them and the Corporation. The covenants and agreements of the Corporation contained in the Resolution shall be for the equal benefit, protection, and security of all holders of Bonds. All Bonds, regardless of dates of issue or maturity, shall be of equal rank without preference or priority of any of the Bonds over any others thereof, except as may be provided pursuant to Section 2.6 of the Resolution.
     SECTION 2.2. Authorization and Issuance of Bonds. The Bonds are designated as “Tennessee Valley Authority Power Bonds.” The aggregate principal amount of Bonds which may be issued shall not be limited except as provided herein or in the Act. The Bonds shall be issued only to provide capital for the Corporation’s Power Program

(including refunding any Evidences of Indebtedness issued for like purposes) and only as authorized by law at the time of issuance. They shall be payable as to both principal and interest solely from Net Power Proceeds and shall not be obligations of or guaranteed by the United States of America.
     Bonds may be issued from time to time in such series and shall contain such terms and conditions not inconsistent with this Resolution as the Corporation may determine and the Bonds of each series may be issued in one or more installments. The Bonds of each series shall be further authorized by Supplemental Resolution.
     SECTION 2.3. Application of Net Power Proceeds. Net Power Proceeds shall be applied, and the Corporation hereby specifically pledges them for application, first to payments due as interest on Bonds, on Bond Anticipation Obligations, and on any Evidences of Indebtedness issued pursuant to section 2.5 which rank on a parity with Bonds as to interest; to payments of the principal due on Bonds for the payment of which other provisions have not been made; and to meeting requirements of sinking funds or other analogous funds under any Supplemental Resolutions. The remaining Net Power Proceeds shall be used only for:
     (a) Required interest payments on any Evidences of Indebtedness issued pursuant to Section 2.5 which do not rank on a parity with Bonds as to interest.
     (b) Required payments of or on account of principal of any Evidences of Indebtedness other than Bonds.
     (c) Minimum payments into the United States Treasury required by the Act in repayment of and as a return on the Appropriation Investment.
     (d) Investment in Power Assets, additional reductions of the Corporation’s capital obligations, and other lawful purposes related to the Power Program; provided, however, that payments into the United States Treasury in any fiscal year in reduction of the Appropriation Investment in addition to the minimum amounts required for such purpose by the Act may be made only if there is a net reduction during such year in the dollar amount of outstanding

Evidences of Indebtedness issued for capital purposes, and only to such extent that the percentage of aggregate reduction in the Appropriation Investment during such year does not exceed the percentage of net reduction during the year in the dollar amount of out- standing Evidences of Indebtedness issued for capital purposes.
     SECTION 2.4. Bond Anticipation Obligations. The Corporation, having first adopted a Supplemental Resolution authorizing the issuance of a series of Bonds and pending such issuance, may issue Bond Anticipation Obligations and renewals thereof (including Interim Obligations to the Secretary of the Treasury) to be paid from the proceeds of such series of Bonds when issued or from other funds that may be available for that purpose.
     SECTION 2.5. Other Indebtedness. To assist in financing its Power Program the Corporation may issue Evidences of Indebtedness other than Bonds and Bond Anticipation Obligations, which may be payable out of Net Power Proceeds subject to the provisions of Section 2.3 hereof, but no such other Evidences of Indebtedness shall rank on a parity with or ahead of the Bonds as to payments on account of the principal thereof or rank ahead of the Bonds as to payments on account of the interest thereon.
     SECTION 2.6. Amortization. In the Supplemental Resolution establishing any series of Bonds, the Corporation in its discretion may provide for amortization with respect to such series. If it does so provide, it may in its discretion select a sinking fund of any type or any other method to effect such amortization.
     SECTION 2.7. Deposits and Investments. Subject to the provisions of any applicable Supplemental Resolution, the proceeds of any Bonds and other funds which derive from or pertain to the Corporation’s Power Program may be deposited in any Federal Reserve Bank or bank having membership in the Federal Reserve System, or may be invested in securities (including the Corporation’s own) in which the Corporation is authorized by law to invest such funds.

ARTICLE III
SPECIFIC COVENANTS OF THE CORPORATION
          SECTION 3.1. Payment of Bonds. The Corporation shall duly and punctually pay or cause to be paid from Net Power Proceeds (or at the option of the Corporation from the proceeds of refunding obligations or other funds legally available for that purpose) the principal and any applicable redemption premium of every Bond, and the interest thereon, in accordance with the provisions of the Bonds and any appurtenant coupons.
          SECTION 3.2. Rates and Charges. The Corporation shall fix, maintain, and collect rates for power sufficient to meet in each fiscal year the requirements of that portion of the present subsection (f) of section 15d of the Act which reads as follows:
The Corporation shall charge rates for power which will produce gross revenues sufficient to provide funds for operation, maintenance, and administration of its power system; payments to States and counties in lieu of taxes; debt service on outstanding bonds, including provision and maintenance of reserve funds and other funds established in connection therewith; payments to the Treasury as a return on the appropriation investment pursuant to subsection (e) hereof; payment to the Treasury of the repayment sums specified in subsection (e) hereof; and such additional margin as the Board may consider desirable for investment in power system assets, retirement of outstanding bonds in advance of maturity, additional reduction of appropriation investment, and other purposes connected with the Corporation’s power business, having due regard for the primary objectives of the Act, including the objective that power shall be sold at rates as low as are feasible. [73 Stat. 284 (1959)]
     For purposes of this Resolution, “debt service on outstanding bonds,” as used in the above provision of the Act, shall mean for any fiscal year the sum of all amounts required to be (a) paid during such fiscal year as interest on Evidences of Indebtedness, (b) accumulated in such fiscal year in any sinking or other analogous fund provided for in connection with any Evidences of Indebtedness, and (c) paid in such fiscal year on account of the principal of any

Evidences of Indebtedness for the payment of which funds will not be available from sinking or other analogous funds, from the proceeds of refunding issues, or from other sources; provided, however, that for purposes of clause (c) of this definition Bond Anticipation Obligations and renewals thereof shall be deemed to mature in the proportions and at the times provided for paying or setting aside funds for the payment of the principal of the authorized Bonds in anticipation of the issuance of which such Bond Anticipation Obligations were issued.
     The rates for power fixed by the Corporation shall also be sufficient so that they would cover all requirements of the above-quoted provision of subsection (f) of section 15d of the Act if, in such requirements, there were substituted for “debt service on outstanding bonds” for any fiscal year the amount which if applied annually for 35 years would retire, with interest at the rates applicable thereto, the originally issued amounts of all series of Bonds and other Evidences of Indebtedness, any part of which was outstanding on October 1 of such year.
     SECTION 3.3. Protection of Bondholders’ Investment. The Corporation shall protect the investment of holders of Bonds in accordance with that portion of the present subsection (f) of section 15d of the Act which reads as follows:
In order to protect the investment of holders of the Corporation’s securities and the appropriation investment as defined in subsection (e) hereof, the Corporation, during each successive five-year period beginning with the five-year period which commences on July 1 of the first full fiscal year after the effective date of this section, shall apply net power proceeds either in reduction (directly or through pay- ments into reserve or sinking funds) of its capital obligations, including bonds and the appropriation investment, or to reinvestment in power assets, at least to the extent of the combined amount of the aggregate of the depreciation accruals and other charges representing the amortization of capital expenditures applicable to its power properties plus the net proceeds realized from any disposition of power facilities in said period. [73 Stat. 284 (1959)]
Consistent with the change in the date of the fiscal year for the Federal Government and the conforming changes made in the Tennessee Valley Authority Act, as of October 1,

1975, the five-year periods described in this Section shall be computed as beginning on October 1 of that year and of each fifth year thereafter.
     SECTION 3.4. Limitation on Issuance of Bonds. Each Supplemental Resolution authorizing the issuance of Bonds must contain a finding by the Board that Gross Power Revenues will be adequate to meet the requirements of Sections 3.2 and 3.3 hereof after the Bonds authorized thereby have been issued and any Evidences of Indebtedness to be refunded from the proceeds thereof have been refunded.
     The amount of Bonds outstanding may not be increased at any time unless net power income (after interest expense and depreciation charges but before payments as a return on or in reduction of the Appropriation Investment) for the latest five fiscal years has aggregated at least $200,000,000, plus $15,000,000 for each 1/4 percent or major fraction thereof by which the average for those five years of the computed average interest rate payable by the United States Treasury upon its total marketable public obligations as of the beginning of each of such years has exceeded 3 1/4 percent.
     SECTION 3.5. Depreciation. The Corporation shall accrue, in accordance with a recognized method, annual amounts for depreciation of its power properties (except land and other nondepreciable property) which will amortize their original cost less anticipated net salvage value within their expected useful lives.
     SECTION 3.6. Operation and Maintenance. The Corporation shall at all times operate and maintain its power properties and conduct its power operations in a sound and economical manner. The Corporation will from time to time make, or cause to be made, all necessary and proper repairs, replacements, and renewals so that its power properties may be properly and advantageously operated.
     SECTION 3.7. Mortgaging and Disposal of Power Properties. The Corporation shall not mortgage any part of its power properties. It shall not dispose of all or any substantial portion of such properties unless provision is made for a continuance of the interest, principal, and sinking fund payments due and to become due on all outstanding Evidences of Indebtedness, or for the retirement of such Evidences of Indebtedness.

     SECTION 3.8. Records and Accounts. As required by the Act, the Corporation shall maintain complete accounts pertaining to its power properties and operations in accordance with the uniform system of accounting for public utilities as prescribed by the Federal Energy Regulatory Commission or any successor thereto. Power revenues and expenses shall be segregated from other revenues and expenses of the Corporation, and other accounts pertaining to the Power Program shall be kept separate from all other accounts of the Corporation to the maximum extent practicable. The Corporation’s accounts shall be subject to inspection, at all reasonable times, by the holders of an aggregate of not less than five percent in principal amount of the Bonds then outstanding or their representatives duly authorized in writing. The Corporation’s accounts shall be audited annually by the Comptroller General of the United States or by a firm of certified public accountants of recognized standing or by both,
     SECTION 3.9. Reports. The Corporation shall prepare an annual report for each fiscal year which shall include statements showing in reasonable detail the financial position of the Corporation’s Power Program at the close of such fiscal year and the results of its power operations for such fiscal year. Such statements shall be accompanied by an expression of opinion by the Comptroller General or by a firm of certified public accountants. The Corporation shall also prepare interim quarterly reports which shall contain current summaries of power revenues and expenses. Copies of each annual report and each quarterly report shall be made available by the Corporation to any holder of a Bond or Bonds upon request.
     SECTION 3.10. Covenant to Perform. The Corporation shall do, or cause to be done, all acts and things required to be done by or on behalf of the Corporation in the Resolution, the Bonds, or any Supplemental Resolution.
ARTICLE IV
TRANSFER AGENTS, PAYING AGENTS AND FISCAL AGENTS
     SECTION 4.1. Transfer Agents and Paying Agents; Fiscal Agents. (a) So long as Certificated Bonds of any series shall be outstanding hereunder, the Corporation shall designate and at all times maintain a transfer agent for such Certificated Bonds, at whose office such Certificated Bonds may be registered, transferred, or exchanged. The

Corporation shall also designate and at all times maintain a paying agent for such Certificated Bonds, at whose office such Certificated Bonds and coupons may be presented for payment. The Corporation, in its discretion and from time to time, may designate the Corporation itself or any other party to act as transfer agent, paying agent, or both; subject to the provisions of any agreement between the Corporation and a transfer agent or paying agent, terminate any such designations and substitute others; designate additional transfer agents or paying agents; and designate different transfer agents or paying agents in connection with different series of Certificated Bonds. Any designated transfer agent or paying agent other than the Corporation shall signify its acceptance of its duties and obligations as such by delivering to the Corporation a written acceptance thereof, and, subject to the provisions of any agreement between the Corporation and a transfer agent or paying agent, may resign by written notice to the Corporation. Any resignation or removal of a transfer agent or paying agent shall become effective as provided in Section 4.2.
     (b) So long as any Book-Entry Bonds of any series shall be outstanding hereunder, the Corporation shall designate and at all times maintain a Fiscal Agent for such Book-Entry Bonds. Each Fiscal Agent shall perform its duties with respect to the Book-Entry Bonds in accordance with the Book-Entry Procedures. The Corporation, in its discretion and from time to time, may designate any other party to act as Fiscal Agent; subject to the provisions of any agreement between the Corporation and a Fiscal Agent, terminate any such designations and substitute others; designate additional Fiscal Agents; and designate different Fiscal Agents in connection with different series of Book-Entry Bonds. Any designated Fiscal Agent shall signify its acceptance of its duties and obligations as such by delivering to the Corporation a written acceptance thereof, or by entering into a fiscal agency agreement with the Corporation, and, subject to the provisions of any agreement between the Corporation and a Fiscal Agent, may resign by written notice to the Corporation. Any resignation or removal of a Fiscal Agent shall become effective as provided in Section 4.2.
     SECTION 4.2. Succession of Transfer Agents, Paying Agents, and Fiscal Agents. Any resignation or removal of a transfer agent, paying agent or Fiscal Agent shall become effective upon the acceptance of appointment by its successor, or, if no successor will be appointed, ten days after notice from the Corporation to that effect. Without any further act, deed, or conveyance, any successor shall become vested with all the rights, powers, duties, and obligations of its predecessor and with all moneys, funds, books, and other things held by its predecessor in its capacity hereunder.
     SECTION 4.3. Application of Funds. (a) All moneys deposited with any paying agent for Certificated Bonds pursuant to this Resolution or any Supplemental Resolution shall be held in trust and applied by it for the purposes for which such moneys have been deposited with it, but they need not be segregated from other funds except to the extent required by law. In the event that any holder of any Certificated Bond or coupon fails to present the Certificated Bond or coupon for payment within six years after maturity thereof or after any earlier date fixed for redemption thereof, as the case may be, the paying agent therefor shall, upon demand, pay over to the Corporation any moneys theretofore deposited with it for the payment of such Certificated Bond or coupon and thereafter the holder of such Certificated Bond or coupon shall look only to the Corporation for payment thereof.
     (b) All moneys deposited with any Fiscal Agent for Book-Entry Bonds pursuant to this Resolution or any Supplemental Resolution shall be applied in accordance with the Book-Entry Procedures.
     SECTION 4.4. Holding of Bonds by Transfer Agents, Paying Agents and Fiscal Agents. Any transfer agent, paying agent or Fiscal Agent may become the owner of Bonds and coupons with the same rights it would have if it were not transfer agent, paying agent or Fiscal Agent, as applicable.
ARTICLE V
REDEMPTION OF BONDS
     SECTION 5.1. Authorization for Redemption. Bonds which so provide may be redeemed prior to maturity. Except as may be otherwise provided in the respective Supplemental Resolutions, the provisions of this Article V shall apply to such redemption.
     SECTION 5.2. Notice of Redemption. Notice of redemption of Certificated Bonds to be redeemed prior to maturity shall be given by the corporation (or on its behalf) to (i) the holders of the Certificated Bonds, or portions thereof, selected for redemption as herein provided and (ii) the transfer agent and paying agent therefor. Such notice shall specify the series, maturities, and interest rates of the Certificated Bonds to be redeemed, the redemption date, and the place or places where amounts due will be payable. If less than all of the Certificated Bonds of the same maturity of any series are to be redeemed, such notice shall specify the letters and numbers or other distinguishing marks of the Certificated Bonds to be redeemed, and, for any Certificated Bond to be redeemed in part only, the portion of the principal amount thereof to be redeemed. If the Certificated Bonds, or parts of Certificated Bonds, to be redeemed are selected by groups based on serial or assigned numbers which end in the same digit or the same two digits as herein provided, the notice may specify only the final digit or the final two digits as the case may be. Such notice shall further state that, on such redemption date, there shall become due and payable the redemption price of each of the Certificated Bonds (or portions of Certificated Bonds) so designated together with interest accrued to the redemption date, and that, from and after such date, interest thereon shall cease to accrue. Such notice shall be given in the manner prescribed by the respective Supplemental Resolutions authorizing the issuance of the series of which such Certificated Bonds are a part.
     SECTION 5.3. Redemption by Lot. If Certificated Bonds are to be redeemed by lot, the Corporation shall select (or shall make provision for the selection) by lot, in such manner as it shall deem appropriate and fair, Certificated Bonds or portions thereof to be redeemed. In making such selections the Corporation (or its agent) may draw the Certificated Bonds by lot (a) individually or (b) by one or more groups, the grouping for the purpose of such drawing to be by serial numbers (or, in the case of Certificated Bonds of a denomination of more than $1,000, by the numbers assigned thereto as herein provided) which end in the same digit or in the same two digits. In case, upon any drawing by groups, the total principal amount of Certificated Bonds drawn shall exceed the amount to be redeemed, the excess may be deducted from any group or groups so drawn in such manner as the Corporation (or its agent) may determine. The Corporation (or its agent) may in its discretion assign numbers to aliquot portions of Certificated Bonds and select part of any Certificated Bond for redemption. If there shall be selected for redemption less than all of a Certificated Bond, then upon the surrender of such Certificated Bond the Corporation shall execute, and the appropriate transfer agent shall authenticate and deliver to the owner thereof without charge, Certificated Bonds of authorized denominations in principal amount equal to the unredeemed portion of the Certificated Bond so surrendered and of like series, maturity, and interest rate, which new Certificated Bonds shall, at the option of the owner, be either registered Bonds or coupon Bonds with all appurtenant unmatured coupons or, at the option of the owner, if such Certificated Bond is a registered Bond, the appropriate transfer agent shall make or cause to be made thereon, without charge to such owner, a notation of the payment of the portion thereof so redeemed.
     SECTION 5.4. Payment on Redemption. The redemption prices of any Certificated Bonds or portions thereof called for redemption, together with interest accrued and unpaid to the designated redemption date, shall become due and payable on such redemption date. The amounts so due shall be paid upon presentation and surrender at the office or offices specified in such notice of the Certificated Bonds called for redemption, together with all appurtenant coupons maturing subsequent to the redemption date. All interest installments represented by coupons which shall have matured on or prior to the redemption date shall continue to be payable to the bearers of such coupons.
     If, on the redemption date, moneys for the redemption of all the Certificated Bonds to be redeemed, together with interest to the redemption date, shall be available therefor and, if notice of redemption shall have been given as required, interest on the Certificated Bonds so called for redemption shall cease to accrue or become payable from and after the redemption date, and any appurtenant coupons maturing subsequent to the redemption date shall be void in the hands of any and all parties.
     SECTION 5.5. Redemption of Book-Entry Bonds. Redemptions of Book-Entry Bonds shall be conducted in accordance with the Book-Entry Procedures and any Supplemental Resolution governing the Book-Entry Bonds.

ARTICLE VI
FORM, EXECUTION, REGISTRATION, TRANSFER, AND EXCHANGE OF BONDS
     SECTION 6.1. Form, Execution, and Authentication. (a) Certificated Bonds may be issued in such form not inconsistent with the Resolution or any applicable Supplemental Resolution and may be executed in such manner as the Corporation may determine and provide in the respective Supplemental Resolutions. Certificated Bonds shall contain a recital that they are issued pursuant to section 15d of the Act, and such recital shall be conclusive evidence of the regularity of the issuance and sale and of the validity of each Certificated Bond which is executed, authenticated, and delivered as provided below. The Certificated Bonds shall be negotiable instruments unless otherwise specified therein, subject, however, to the provisions for registration and transfer contained in the Resolution, any applicable Supplemental Resolution and the Certificated Bonds.
     Unless otherwise expressly provided in any Supplemental Resolution, the Certificated Bonds and any appurtenant coupons shall be executed in the name of the Corporation by one or more of its representatives duly authorized to do so at the time of such execution. The signatures may be manual or facsimile signatures. The corporate seal of the Corporation shall be impressed, imprinted, or otherwise reproduced on the Certificated Bonds. The Certificated Bonds of each series shall bear thereon a certificate of authentication, in the form set forth in the Supplemental Resolution authorizing such Bonds, executed manually by the transfer agent therefor, which authentication shall be conclusive evidence that the Certificated Bond has been duly executed. The Certificated Bonds and coupons so executed and authenticated shall be valid obligations of the Corporation upon delivery, whether or not the authority of the Corporation’s representative or representatives to execute the Certificated Bonds and coupons expires or otherwise terminates prior to delivery, and whether or not they were so authorized at the date of such Certificated Bonds or coupons.
     Pending the execution and delivery of definitive Certificated Bonds, the Corporation may execute and the transfer agent therefor shall authenticate and deliver at the principal office of such transfer agent temporary Certificated Bonds in such form as the Corporation may prescribe which shall be exchangeable for definitive Certificated Bonds in accordance with their terms. Until such temporary Certificated Bonds are so exchanged, the rights of the holders thereof shall be the same as though they held the definitive Certificated Bonds.
     (b) Book-Entry Bonds may be issued pursuant to the Book-Entry Procedures without the need of any physical evidence of such Book-Entry Bonds. Book-Entry Bonds shall be deemed to contain a recital that they are issued pursuant to Section 15d of the Act.
     SECTION 6.2. Registration, Transfer, and Exchange of Bonds. (a) Except as otherwise provided by Supplemental Resolution with respect to the Certificated Bonds of any series, the Certificated Bonds shall be transferred, registered, and exchanged as provided in, and subject to, the provisions of this Section 6.2(a). Certificated Bonds shall be registered and exchanged and registered Certificated Bonds shall be transferred at the offices of the transfer agent therefor designated by the Corporation.
     (i) Transfer and Registration of Coupon Certificated Bonds. All coupon Certificated Bonds shall pass by delivery, unless registered other than to bearer as to principal. Any coupon Certificated Bond which so provides may be registered as to principal on the books kept at the offices of the transfer agent therefor upon presentation thereof and the payment of any applicable fee under paragraph (iv) of this Section 6.2(a), and such registration shall be noted on the Certificated Bond. After such registration, no transfer thereof shall be valid unless made on the books pursuant to a written instrument of transfer executed by the registered owner or by such registered owner’s attorney duly authorized in writing and similarly noted on such Certificated Bond; but such Certificated Bond may be discharged from registration by being in like manner transferred to bearer, after which it shall again become transferable by delivery. Thereafter, such Certificated Bond may again, from time to time, be registered or discharged from registration in the same manner. Registration of any coupon Certificated Bond as to principal shall not affect the negotiability by delivery of the appurtenant coupons, and every such coupon shall continue to pass by delivery and shall remain payable to bearer.
     (ii) Transfer and Registration of Registered Certificated Bonds. Each registered Certificated Bond shall be transferable at the request of the registered owner thereof in person or by such registered owner’s attorney duly authorized in writing, upon surrender thereof, together with a written instrument of transfer duly executed by the registered owner or such registered owner’s duly authorized attorney. Upon the transfer of any such registered Certificated Bond, the Corporation shall issue in the name of the transferee a new registered Certificated Bond or Bonds, or, at the option of the transferee, authorized denominations of coupon Certificated Bonds with appropriate coupons attached, of the same aggregate principal amount, series, maturity, and interest rate as the surrendered Certificated Bond.
     (iii) Interchangeability of Certificated Bonds. Coupon Certificated Bonds may, at the option of the holders, be exchanged for an equal aggregate principal amount in authorized denominations of registered Certificated Bonds of the same series, maturity, and interest rate upon surrender thereof, complete with all unmatured coupons.
     Registered Certificated Bonds may, at the option of the registered owners, and upon surrender thereof together with a written instrument of transfer duly executed by the registered owner or the registered owner’s duly authorized attorney, be exchanged for an equal aggregate principal amount in authorized denominations of coupon Certificated Bonds of the same series, maturity, and interest rate with appropriate coupons attached, or of registered Certificated Bonds in any other authorized denominations of the same series, maturity, and interest rate.
     (iv) Cancellation and Fees for Exchanges and Transfers of Certificated Bonds. All Certificated Bonds and coupons surrendered in any exchange or transfer shall forthwith be cancelled; provided, that coupon Certificated

Bonds may at the option of the transfer agent therefor be held uncancelled for reissue in exchange for a like principal amount of registered Certificated Bonds of the same series, maturity, and interest rate. Except as otherwise provided in any Supplemental Resolution, for every registration, exchange, or transfer of Certificated Bonds (other than an exchange of temporary for definitive Certificated Bonds or an exchange made necessary by the redemption of part of a Certificated Bond) the Corporation or transfer agent therefor may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such registration, exchange, or transfer and, in addition, may charge a fee not exceeding the maximum amount fixed in the Supplemental Resolution authorizing such Certificated Bonds, which charge and fee shall be paid in advance by the person requesting such registration, exchange, or transfer.
     (v) Limitation on Time of Exchange or Transfer of Certificated Bonds. Neither the Corporation nor any transfer agent shall be obliged to make any exchange or transfer of Certificated Bonds of any series during the ten days next preceding an interest payment date on such Certificated Bonds, during the ten days next preceding selection of Certificated Bonds of such series by lot for redemption, or at any time subsequent to the date of the first publi- cation of notice of any proposed redemption of such Certificated Bonds.
     (vi) Certificated Bonds Mutilated, Destroyed, Stolen, or Lost. In case any Certificated Bond shall become mutilated or be destroyed, stolen, or lost, the Corporation shall execute and the transfer agent therefor shall authenticate and deliver in exchange and substitution therefor a new Certificated Bond (with appropriate coupons attached in the case of coupon Certificated Bonds) of like series, maturity, interest rate, and principal amount, upon the holder’s complying with such reasonable regulations as the Corporation may prescribe and paying such expenses as the Corporation and such transfer agent may incur, and

     (1) in the case of a mutilated Certificated Bond, surrendering such Certificated Bond and all attached coupons, if any, which shall thereupon be cancelled; or
     (2) in all other cases, filing with the Corporation and such transfer agent evidence satisfactory to them that such Certificated Bond and the attached coupons, if any, have been destroyed, stolen, or lost, together with proof of ownership thereof, and indemnity satisfactory to the Corporation and such transfer agent.
     (b) The recordation of ownership of Book-Entry Bonds and the transfer thereof shall be governed by, and conducted in accordance with, the Book-Entry Procedures.
ARTICLE VII
MODIFICATION OF RESOLUTIONS AND OUTSTANDING BONDS
     SECTION 7.1. Amendments—General. Subject to the conditions or restrictions contained in the Resolution, the Corporation at any time, and from time to time, may amend the Resolution, any Supplemental Resolutions, or any outstanding Bonds as provided in this Article VII.
     SECTION 7.2. Amendments without Bondholders’ Consent. The Corporation may amend the Resolution or any Supplemental Resolution for any one or more of the following purposes without obtaining the consent of the holders of any of the Bonds, but no such amendatory resolution shall be deemed to waive or modify any restriction or obligation imposed by this Resolution or any Supplemental Resolution upon the Corporation in respect of, or for the benefit of, any of the then outstanding Bonds:
     (a) To close the Resolution against the issuance of additional Bonds, or to restrict such issuance by imposing additional conditions and restrictions thereafter to be observed, whether applicable so long as any Bonds are outstanding or only so long as one or more specified series thereof are outstanding;
     (b) To add to the covenants and agreements of the Corporation contained in the Resolution other covenants and agreements thereafter to be observed, and to surrender any right, power, or privilege reserved to or conferred upon the Corporation by the Resolution, whether applicable so long as any Bonds are outstanding or only so long as one or more specified series thereof are outstanding;
     (c) To modify any of the provisions of the Resolution or of any Supplemental Resolution to release the Corporation from any of the obligations, covenants, agreements, limitations, conditions, or restrictions therein contained; provided, that no such modification or release shall be or become operative or effective with respect to Bonds of any series issued prior to the adoption of such amendatory resolution;
     (d) To cure or correct any defect, ambiguity, or inconsistency in the Resolution or in any Supplemental Resolution, or to make provisions in regard to matters or questions arising under the Resolution or any Supplemental Resolution, as may be necessary or desirable and not contrary to, or inconsistent with, the Resolution or such Supplemental Resolution;
     (e) To make any other modification or amendment which the Board shall by resolution determine will not materially and adversely affect the interests of holders of the Bonds.
The Corporation may amend any Supplemental Resolution at any time prior to the actual sale of Bonds thereunder for any purposes and in any manner not inconsistent with the Resolution.
     SECTION 7.3. Amendments with Consent of Holders of 66 2/3 Percent of Bonds. Notwithstanding anything contained in Section 7.2, any modification or amendment of the Resolution, or of any Supplemental Resolution, or of the respective rights and obligations of the Corporation and of the holders of the Bonds, in any particular, may be made by an amendatory resolution of the Corporation with the written consent, given as hereinafter provided in this section, of the holders of at least 66 2/3 percent in principal amount of the outstanding Bonds to which the modification or amendment applies; provided, however, that no such modification or amendment shall permit a change in the maturity of the principal of any Bond, or of any installment of interest thereon, or a reduction in the principal amount thereof, or any redemption premium thereon, or the rate of interest thereon, or the percentage in principal amount of outstanding Bonds the holders of which are required to give any such consent, without the consent of the holder of such Bond.
     Such amendatory resolution shall become effective as soon as there shall have been filed with the Corporation the written consents of the holders of the percentage of outstanding Bonds specified in this section. Each such consent with respect to Certificated Bonds transferable by delivery shall be effective only if accompanied by proof of the holding of such Bonds for which such consent is given, which proof may be such as is permitted by Section 9.1.
     Promptly after receipt of such required written consents, the Corporation shall publish a notice setting forth in general terms the substance of such amendatory resolution at least once in a newspaper or financial journal published or of general circulation in the Borough of Manhattan, City and State of New York, but any failure to publish such notice or any defect therein shall not impair or affect the validity of any such amendatory resolution.
     SECTION 7.4. Amendments with Unanimous Consent. Notwithstanding anything in Sections 7.2 and 7.3, the rights and obligations of the Corporation and of the holders of the Bonds and coupons, and the terms and provisions of the Bonds, the Resolution, or any Supplemental Resolution may be modified or amended in any respect by amendatory resolution with the consent of the holders of all of the then outstanding Bonds which would be affected by such modification or amendment, such consent to be given in the same manner as that provided for in Section 7.3.
     SECTION 7.5. Exclusion of Bonds Held by Corporation. Bonds owned or held by or for the account of the Corporation shall not be deemed outstanding for the purpose of any consent or other action, or any calculation of outstanding Bonds provided for in this Article, and the holders thereof shall not be entitled to consent or take any other action provided for in this Article.

ARTICLE VIII
REMEDIES ON DEFAULT
     SECTION 8.1. Events of Default. Any of the following shall be deemed an Event of Default hereunder:
     (a) Default in the payment of the principal or redemption price of any Bond when due and payable at maturity, by call for redemption, or otherwise;
     (b) Default in the payment of any installment of interest on any Bond for more than 30 days after it becomes due and payable;
     (c) Failure of the Corporation duly to perform any other of the covenants, conditions, or agreements contained in the Bonds, or in the Resolution or any Supplemental Resolution, for a period of 90 days after written notice specifying such failure has been given to the Corporation by the holders of at least five percent in aggregate principal amount of the then outstanding Bonds.
     Upon any such Event of Default, the holders of Bonds may proceed to protect and enforce their respective rights, subject to and in accordance with the provisions of Section 8.2.
     SECTION 8.2. Remedies. Subject to the restrictions hereinafter stated, the holders of at least five percent in aggregate principal amount of the Bonds then outstanding shall have the right and power to institute an action at law or proceeding in equity against the Corporation when- ever an Event of Default exists, for any or all of the following purposes:
     (a) To enforce the Corporation’s covenants and agreements with the holders of Bonds;
     (b) To enjoin any acts and things which are in violation of the rights of the holders of Bonds;
     (c) To protect and enforce the rights of the holders of the Bonds.

     Such holders shall have no right to bring any such action or proceeding against the Corporation unless they shall have given the Corporation written notice of an Event of Default, and the Corporation has had a reasonable opportunity to take appropriate corrective action with respect thereto and has failed or refused to do so.
     Except as set forth above and except for an action on the Bonds solely to enforce payment of interest or principal or redemption price overdue and unpaid, no holder of any Bond shall have the right to bring any judicial proceeding against the Corporation for enforcement of any provision of the Resolution or any Supplemental Resolution, or for any remedy, it being understood and intended that no one or more of the holders of the Bonds or coupons shall have any right by such holders’ own action to affect, disturb, or prejudice the security for the Bonds authorized by the Resolution, and that any proceedings to enforce any provision of the Resolution shall be for the benefit of the holders of the Bonds.
     The holders of a majority in aggregate principal amount of the Bonds at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available hereunder. The holders of a majority in aggregate principal amount of the Bonds at the time outstanding may, on behalf of the holders of all of the Bonds, waive any default hereunder and its consequences, except a default in the payment of the principal of, any redemption premium applicable to or interest on any of the Bonds. In the case of any such waiver, the Corporation and the holders of the Bonds shall be restored to their former positions and rights hereunder, respectively.
     No waiver of any default or breach of duty or contract by any holder of the Bonds, shall extend to or affect any subsequent default or breach of duty or contract, nor impair rights or remedies thereon. No delay or omission by any holder of Bonds to exercise any right or power accruing upon any default shall impair any such right or power, or be construed to be a waiver of any such default or acquiescence therein.

ARTICLE IX
MISCELLANEOUS PROVISIONS
     SECTION 9.1. Proof of Action by Bondholders. Any request, consent, or other instrument, by or on behalf of a holder of Bonds, required or permitted to be delivered to the Corporation hereunder, shall be in writing and shall be executed by such bondholder in person or by such bondholder’s attorney or agent appointed in writing for that purpose or, in the case of coupon Bonds, by any bank, trust company, or other depository of such Bonds. Proof of the execution thereof, or of any instrument appointing any such attorney or agent, and of the holding and ownership of Bonds, shall be sufficient for any of the purposes of this Resolution, and shall be conclusive in favor of the Corporation with regard to any action taken by it under such request, consent, or other instrument, if made in the following manner and in such form as shall be satisfactory to the Corporation:
     (a) The fact and date of the execution of any such request, consent, or other instrument by any bondholder or such bondholder’s agent or attorney, and of any instrument appointing any such attorney or agent, may be proved by delivery of a certificate, which need not be acknowledged or verified, of an officer of any bank, trust company, or other depository, or of any notary public, or other officer authorized to take acknowledgments.
     (b) The fact of the holding of Certificated Bonds transferable by delivery, the amounts and numbers thereof, and the date of such holding may be proved by a certificate executed by an officer of any bank, trust company, or other depository, showing that on the date therein mentioned there was on deposit with or exhibited to such bank, trust company, or other depository the Certificated Bonds described in such certificate. The holding by the person named in any such certificate of any Certificated Bond specified therein shall be presumed to continue unless (1) another certificate bearing a later date issued in respect of the same Certificated Bond shall be produced, or (2) the Certificated Bond specified in such certificate shall be produced by some other person, or (3) the

Certificated Bond specified in such certificate shall then be registered as to principal or shall have been surrendered in exchange for another Certificated Bond or Bonds.
     (c) The ownership of registered Certificated Bonds shall be proved by the registration of such ownership with the transfer agent therefor.
     (d) The fact of the holding of Book-Entry Bonds shall be determined by reference to the records of the Fiscal Agent therefor, and in accordance with any applicable provisions of the Book-Entry Procedures.
     The Corporation may nevertheless in its discretion accept such other proof as it may deem satisfactory or require additional proof whenever it deems such proof desirable.
     Any notice to the contrary notwithstanding, the Corporation, any transfer agent, any paying agent and any Fiscal Agent may, at the option of the Corporation, treat the following persons as the absolute owners of Bonds or coupons for the purpose of paying principal or interest and for all other purposes whatsoever:
     (a) In the case of Certificated Bonds not registered as to principal and the coupons of any coupon Certificated Bonds, the person or persons in possession of such Certificated Bonds or coupons;
     (b) In the case of registered Certificated Bonds and coupon Certificated Bonds registered as to principal, the person or persons in whose names such Certificated Bonds are registered.
     (c) In the case of Book-Entry Bonds, the holders (as such terms is described in Section 9.8) of such Bonds as reflected on the records of the Fiscal Agent therefor in accordance with any applicable provisions of the Book-Entry Procedures.
     Any request, consent, or other instrument of the owner of any Bond shall bind all future owners of such Bond.

     SECTION 9.2. Outstanding Bonds. In determining the amount of Bonds outstanding as of any time, there shall not be included matured Bonds, Bonds called for redemption, or any other Bonds with respect to which sufficient funds have been deposited in trust with a paying agent (other than the Corporation) or Fiscal Agent therefor, for payment of the interest thereon and the principal thereof when due (irrespective of whether any of such funds have been later returned to the Corporation pursuant to subparagraph (b) of Section 9.4 hereof), or Certificated Bonds destroyed, stolen, or lost for which new Certificated Bonds have been issued pursuant to clause (vi) of subparagraph (a) of Section 6.2.
     SECTION 9.3. No Personal Liability on Bonds. The covenants and agreements of the Corporation shall not be deemed to be obligations of any present or future member of the Board of Directors, officer, agent, employee, or other representative of the Corporation in his or her individual capacity. No representative executing Certificated Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issue thereof.
     SECTION 9.4. Satisfaction and Discharge. The Corporation’s obligations as to each series of Bonds under the Resolution, the Supplemental Resolutions, and the Bonds shall be fully discharged and satisfied when payment of the principal and any applicable redemption premiums on all outstanding Bonds of such series, plus interest thereon, to the respective dates of payment
     (a) shall have been made in accordance with the terms thereof; or
     (b) shall have been provided for by depositing, or otherwise making available, sufficient funds for such purpose at the offices of a paying agent (other than the Corporation) or Fiscal Agent therefor, in irrevocable trust for a period extending six years beyond the respective maturity or redemption dates of the Bonds, at the end of which period any funds not used for such purpose shall be returned to the Corporation, and thereafter the holder of any of such Bonds remaining unpaid shall look only to the Corporation for payment thereof; provided, that, with regard to Bonds called or to be called for redemption, the Corporation or the

Fiscal Agent, as the case may be, shall have duly given notice of redemption or made provision for such notice; and provided further, that, with respect to Bonds which are not to mature within 30 days and which are not called or to be called for redemption prior to maturity, (i) in the case of Certificated Bonds, the Corporation shall have published or made provision for the publication, at least twice not less than six days apart, in a newspaper or financial journal published or of general circulation in the Borough of Manhattan, City and State of New York, of a notice to the bondholders of such Certificated Bonds that moneys have been made available for such payment or (ii) in the case of Book-Entry Bonds, notice, if any, to the bondholders of such Book-Entry Bonds that moneys have been made available for such payment shall have been given in accordance with the Book-Entry Procedures.
     SECTION 9.5. Severability of Invalid Provision. If any covenants or agreements in the Resolution should be contrary to law, they shall be deemed separable from the remaining covenants and agreements, and shall in no way affect the validity of the other provisions of the Resolution.
     SECTION 9.6. Parties in Interest. Nothing in the Resolution expressed or implied shall be construed to confer upon any person or corporation, other than the Corporation and the holders of the Bonds and appurtenant coupons, any right, remedy, or claim under or by reason of the Resolution or any Supplemental Resolution, and all the provisions thereof shall be for the sole and exclusive benefit of the Corporation and such holders of Bonds.
     SECTION 9.7. Inconsistency of Provisions. In the event of any inconsistency or conflict between the Book-Entry Procedures and the provisions of the Resolution, the Book-Entry Procedures shall supercede the provisions of the Resolution with respect to Book-Entry Bonds to the extent such would not materially and adversely affect the rights of holders of Bonds.
     SECTION 9.8. Holders of Book-Entry Bonds. With respect to Book-Entry Bonds, only depository institutions (as such term is defined in the Book-Entry Procedures) may be “holders” or “bondholders” as those terms are used in the Resolution.
     SECTION 9.9. Book-Entry Bonds Deemed to Incorporate Provisions of Resolution. With respect to any Book-Entry Bond, whenever reference is made in the Resolution or in any Supplemental Resolution to (a) the terms and conditions contained in the Bonds, (b) the provisions of the Bonds, (c) the covenants, conditions, or agreements contained in the Bonds, or (d) any similar phrase, such Book-Entry Bond shall be deemed to incorporate therein all of the terms, conditions, provisions, covenants, and agreements applicable thereto set forth in the Supplemental Resolution authorizing such Bond.
     SECTION A.2. Effect of this Amendatory Resolution on the Holders of Bonds Issued After the Adoption Hereof. Each holder of any Bond issued after the adoption of this Amendatory Resolution, by such holder’s acceptance thereof, shall thereby consent that, at any time after the earlier of (i) all Bonds issued prior to the adoption of this Amendatory Resolution cease to be outstanding or (ii) the requisite consents, if any, of the holders of Bonds shall have been given as provided in Section A.1 hereof, the amendments to the Resolution contained in Section A.1 hereof shall be effective and the Resolution shall be restated in the manner provided in Section A.1 hereof. No further vote or consent of the holders of Bonds issued after the adoption of this Amendatory Resolution shall be required to permit the amendments to the Resolution contained in Section A.1 hereof to become effective.

TENNESSEE VALLEY AUTHORITY
POWER BONDS
FOURTH AMENDATORY RESOLUTION TO BASIC TENNESSEE
VALLEY AUTHORITY POWER BOND RESOLUTION
Adopted March 25, 1992, pursuant
to the Basic Tennessee Valley Authority Power
Bond Resolution adopted October 6, 1960
     WHEREAS, on October 6, 1960, the Tennessee Valley Authority adopted a Basic Tennessee Valley Authority Power Bond Resolution (the terms which are defined therein having the same meaning in this Amendatory Resolution to the extent not inconsistent herewith); and
     WHEREAS, it has been determined, particularly in view of the Corporation’s Bonds being traded in the Agency Market, that it would be in the interest of the Corporation, and thus the ratepayers in the region served by the Corporation, to provide, effective at a future time, for the deletion from the Resolution of the limitation on issuance of Bonds set forth in Section 3.4 thereof and for the amendment of the Resolution to permit issuance of other Evidences of Indebtedness under Section 2.5 that rank on a parity with Bonds as to principal and interest; and
     WHEREAS, Section 7.2 of the Resolution provides that the Resolution may be amended to “modify any of the provisions of the Resolution or of any Supplemental Resolution to release the Corporation from any of the obligations, covenants, agreements, limitations, conditions, or restrictions therein contained; provided, that no such modification or release shall be or become operative or effective with respect to Bonds of any series issued prior to the adoption of such amendatory resolution”; and
     WHEREAS, Section 7.3 of the Resolution provides that “any modification or amendment of the Resolution, or of any Supplemental Resolution, or of the respective rights and obligations of the Corporation and of the holders of the Bonds, in any particular, may be made by an amendatory resolution of the Corporation with the written consent, given as hereinafter provided in this section, of the holders of at least 66 2/3 percent in principal amount of the outstanding Bonds to which the modification or amendment applies”; and

     WHEREAS, the Board has determined that the amendments to the Resolution contained herein shall not take effect until such time as either (i) all Bonds issued prior to the adoption of this Amendatory Resolution cease to be outstanding or (ii) the holders of at least 66 2/3 percent of the principal amount of all the Bonds issued prior to the adoption of this Amendatory Resolution that are then outstanding consent in writing to such amendments in the manner provided in Section 7.3 of the Resolution;
     NOW, THEREFORE, BE IT RESOLVED by the Board of Directors of the Tennessee Valley Authority as follows:
     SECTION A.1. Amendment of Resolution. Notwithstanding anything to the contrary contained in Article VII of the Resolution, from and after the earlier of (i) the date on which all Bonds issued prior to the adoption of the Amendatory Resolution cease to be outstanding or (ii) the date on which the holders of at least 66 2/3 percent of the principal amount of all Bonds issued prior to the adoption of this Amendatory Resolution that are then outstanding consent in writing to the provisions hereof in the manner provided in Section 7.3 of the Resolution, this amendment to the Resolution shall become effective.
     Upon satisfaction of the conditions hereinabove stated, the Resolution, as amended and restated by the Third Amendatory Resolution to Basic Tennessee Valley Authority Power Bond Resolution, shall be further amended as follows, and such amendments shall thereafter be applicable with respect to Evidences of Indebtedness:
     a. Section 2.3 is hereby revised to read as follows:
     SECTION 2.3. Application of Net Power Proceeds. Net Power Proceeds shall be applied, and the Corporation hereby specifically pledges them for application, first to payments due as interest on Bonds, on Bond Anticipation Obligations, and on any Evidences of Indebtedness issued pursuant to Section 2.5 which rank on a parity with Bonds as to interest; to payments of the principal due on Bonds for the payment of which other provisions have not been made and on any Evidences of Indebtedness issued pursuant to Section 2.5 which rank on a parity with Bonds as to principal and for the payment of which other provisions have not been made; and to meeting requirements of sinking funds or other analogous funds under any Supplemental Resolutions. The remaining Net Power Proceeds shall be used only for:

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     (a) Required interest payments on any Evidences of Indebtedness issued pursuant to Section 2.5 which do not rank on a parity with Bonds as to interest.
     (b) Required payments of or on account of principal of any Evidences of Indebtedness which do not rank on a parity with Bonds as to principal.
     (c) Minimum payments into the United States Treasury required by the Act in repayment of and as a return on the Appropriation Investment.
     (d) Investment in Power Assets, additional reductions of the Corporation’s capital obligations, and other lawful purposes related to the Power Program; provided, however, that payments into the United States Treasury in any fiscal year in reduction of the Appropriation Investment in addition to the minimum amounts required for such purpose by the Act may be made only if there is a net reduction during such year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes, and only to such extent that the percentage of aggregate reduction in the Appropriation Investment during such year does not exceed the percentage of net reduction during the year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes.
     b. Section 2.5 is hereby revised to read as follows:
     SECTION 2.5. Other Indebtedness. To assist in financing its Power Program the Corporation may issue Evidences of Indebtedness other than Bonds and Bond Anticipation Obligations, which may be payable out of Net Power Proceeds subject to the provisions of Section 2.3 hereof. Such other Evidences of Indebtedness may rank on a parity with but shall not rank ahead of the Bonds as to payments on account of the principal thereof or the interest thereon.

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     c. Section 3.4 is hereby deleted in its entirety, and Sections 3.5 through 3.10 are renumbered accordingly as Sections 3.4 through 3.9.
     SECTION A.2 Effect of this Amendatory Resolution on the Holders of Bonds Issued After the Adoption Hereof. Each holder of any Bond issued after the adoption of this Amendatory Resolution, by such holder’s acceptance thereof, shall thereby consent that, at any time after the earlier of (i) all Bonds issued prior to the adoption of this Amendatory Resolution cease to be outstanding or (ii) the requisite consents, if any, of the holders of Bonds shall have been given as provided in Section A.1 hereof, the amendments to the Resolution contained in Section A.1 hereof shall be effective. No further vote or consent of the holders of Bonds issued after the adoption of this Amendatory Resolution shall be required to permit the amendments to the Resolution contained in Section A.1 hereof to become effective.

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